CONFIDENTIAL PORTIONS OMITTED AND                                   EXHIBIT 10-B
FILED SEPARATELY WITH THE COMMISSION



                         RECEIVABLES PURCHASE AGREEMENT


                            dated as of May 16, 1994


                                     among

                      NATIONAL STEEL FUNDING CORPORATION,


                          NATIONAL STEEL CORPORATION,
                                  as Servicer,

                   THE FINANCIAL INSTITUTIONS LISTED HEREIN,
                                   as Buyers,

                         MORGAN GUARANTY TRUST COMPANY
                 OF NEW YORK, THE FUJI BANK AND TRUST COMPANY,
                         THE MITSUBISHI BANK, LTD., and
                                 COMERICA BANK,
                       as Letter of Credit Issuing Banks,

                             J.P. MORGAN DELAWARE,
                       as Reserve Letter of Credit Bank,

                         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK,
                            as Administrative Agent
                                      and

                             J.P. MORGAN DELAWARE,
                      as Structuring and Collateral Agent

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                  DEFINITIONS

1.01.  Certain Definitions.................................................   1
1.02.  UCC Terms...........................................................  27


                                   ARTICLE II

                      PURCHASES, COLLECTIONS AND PAYMENTS

2.01.  Sale and Assignment.................................................  27
2.02.  Incremental Purchases...............................................  28
2.02A. Letters of Credit...................................................  30
2.02B. Reserve Letter of Credit............................................  34
2.03.  Tranches; Yield Accrual Periods; Yield Rates........................  37
2.04.  Accounts and Collections............................................  38
2.05.  Pre-Termination Procedures; Reinvestment............................  39
2.06.  Post-Termination Procedures.........................................  43
2.07.  Fees; Servicer's Compensation.......................................  47
2.08.  Optional Reduction of Commitments...................................  47
2.09.  Payments Under Certain Circumstances................................  47
2.10.  Payments and Computations; Crossover Date...........................  49
2.11.  Change in Circumstances.............................................  50
2.12.  Illegality..........................................................  51
2.13.  Funding Losses......................................................  51


                                  ARTICLE III

                   CONDITIONS TO EFFECTIVENESS AND PURCHASES

3.01.  Conditions to Effectiveness.........................................  52
3.02.  Conditions to Incremental Purchases.................................  55
3.03.  Conditions to Each Purchase.........................................  55


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.01.  Organization and Qualification......................................  56
4.02.  Corporate Power.....................................................  56

                                                                            Page
                                                                            ----
4.03.  Execution and Binding Effect........................................  56
4.04.  Authorizations and Filings..........................................  56
4.05.  Absence of Conflicts................................................  56
4.06.  Accurate and Complete Disclosure....................................  57
4.07.  Litigation..........................................................  57
4.08.  Bulk Sales Act......................................................  57
4.09.  Financial Condition.................................................  57
4.10.  Margin Regulations..................................................  57
4.11.  Environmental Matters...............................................  57
4.12.  Investment Company Act..............................................  57


                                   ARTICLE V

                                   COVENANTS

5.01.  General Information.................................................  58
5.02.  Information Regarding the Receivables...............................  59
5.03.  Preservation of Corporate Existence.................................  60
5.04.  Compliance with Laws................................................  61
5.05.  No Adverse Interests................................................  61
5.06.  No Merger...........................................................  61
5.07.  Limitations on Activities of NSFC...................................  61
5.08.  Administration of Purchased Receivables.............................  62
5.09.  Protection of Purchased Interest....................................  64


                                  ARTICLE VI

                      TERMINATION AND SERVICING TRANSFER

6.01.  Termination Events..................................................  65
6.02.  Consequences of a Termination Event.................................  68
6.03.  Servicing Transfer..................................................  69


                                  ARTICLE VII

                                   THE AGENT

7.01.  Appointment and Authorization.......................................  69
7.02.  Agent and Affiliates................................................  70
7.03.  Action by Agents....................................................  70
7.04.  Consultation with Experts...........................................  70
7.05.  Liability of Agents.................................................  70
7.06.  Indemnification.....................................................  70
7.07.  Purchase Decision...................................................  71
7.08.  Successor Agent.....................................................  71

                                                                            Page
                                                                            ----
7.09.  Direction by Required Buyers.........................................  71


                                 ARTICLE VIII

                                 MISCELLANEOUS

8.01.  Expenses.............................................................  72
8.02.  Indemnity for Changes in Law; Taxes..................................  73
8.03.  General Indemnity....................................................  77
8.04.  Amendments and Waivers...............................................  78
8.05.  No Implied Waiver; Cumulative Remedies...............................  78
8.06.  Notices..............................................................  79
8.07.  Sharing of Set-Offs..................................................  79
8.08.  Successors and Assigns...............................................  80
8.09.  Financial Accommodation..............................................  81
8.10.  No Bankruptcy Petition Against NSFC..................................  81
8.11.  Termination..........................................................  81
8.12.  Severability.........................................................  82
8.13   Governing Law........................................................  82
8.14.  WAIVER OF JURY TRIAL.................................................  82
8.15.  Prior Understandings.................................................  82
8.16.  Counterparts.........................................................  82
8.17.  Termination of Existing Credit Facilities............................  82
8.18.  Limitation of Liability..............................................  83
8.19.  Notices to Standard & Poor's.........................................  83

                             Schedules and Exhibits


Schedule 1     Specified Obligors
Schedule 2     Qualified Banks; Collection Account and Lockbox Information
Schedule 3     Outstanding Letters of Credit to be Deemed Issued Hereunder
Schedule 4     Reimbursement Agreements
Exhibit A      Form of Buyer's Certificate
Exhibit B      Form of Purchase Notice
Exhibit C      Form of Yield Accrual Period Selection Notice
Exhibit D      Form of Daily Report
Exhibit E      Form of Monthly Report
Exhibit F      Form of Lockbox Agreement
Exhibits G-1   Form of Opinions of Counsel to NSFC and NSC
  and G-2
Exhibit H      Credit and Collection Policy
Exhibit I      Form of Purchase and Sale Agreement
Exhibit J      Form of Parent Note
Exhibit K      Form of Certificate of Incorporation of NSFC
Exhibit L      Form of Resolutions, including Form of Bylaws, of NSFC
Exhibit M      Form of Parent Resolutions
Exhibit N      Form of Perfection Certificate
Exhibit O      Form of Reserve Letter of Credit

                         RECEIVABLES PURCHASE AGREEMENT


          RECEIVABLES PURCHASE AGREEMENT, dated as of May 16, 1994, among NATIONAL STEEL FUNDING CORPORATION, a Delaware corporation, the financial institutions listed on the signature pages hereof, as Buyers, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, THE FUJI BANK AND TRUST COMPANY, THE MITSUBISHI BANK, LTD. and COMERICA BANK, as Letter of Credit Issuing Banks, J.P. MORGAN DELAWARE, as Reserve Letter of Credit Bank, NATIONAL STEEL CORPORATION, a Delaware corporation, as Servicer, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent and J.P. MORGAN DELAWARE, a Delaware banking corporation, as Structuring and Collateral Agent.

                                    RECITALS

          WHEREAS, subject to the terms and conditions of the Agreement, NSFC desires to transfer and assign to the Buyers and the Buyers desire to acquire from NSFC undivided interests in the Purchased Receivables;

          WHEREAS, NSC has agreed to act as Servicer hereunder in respect of the Purchased Receivables;

          WHEREAS, Morgan Guaranty, The Fuji Bank and Trust Company, The Mitsubishi Bank, Ltd. and Comerica Bank have agreed to act as Letter of Credit Issuing Banks and J.P. Morgan Delaware has agreed to act as Reserve Letter of Credit Issuing Bank; and

          WHEREAS, Morgan Guaranty has been requested and is willing to act as the Administrative Agent and J.P. Morgan Delaware has been requested and is willing to act as the Structuring and Collateral Agent;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.01. Certain Definitions. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings:

          "A-Rated Obligor" means, during any Report Month, an Obligor whose outstanding senior unsecured short-term debt securities were rated A-1 or higher by S&P as of the end of the immediately preceding Report Month.

          "Adjusted Aggregate Net Investment" means, at any time, Aggregate Net Investment at such time less the Allocated ANI at such time.

          "Adjusted Buyers' Interest" means, at any time, a percentage equal to the following:

                            (AANI + YR) x (1 +ARP)
                            ----------------------
                                      NPB

     where:

     AANI    =    Adjusted Aggregate Net Investment

     YR      =    Yield Reserve

     ARP     =    Adjusted Reserve Percentage

     NPB     =    Net Pool Balance

     or, if less, 100%.

          "Adjusted CD Rate" applicable to any Yield Accrual Period means a rate per annum equal to the following: (the amount in brackets being rounded upwards, if necessary, to the next higher 1/100 of 1%).


                              [    CDR   ]  +  AR
                              ------------
                              [1.00 - DRP]

     where:

     CDR     =    the CD Rate,

     DRP     =    the Domestic Reserve Percentage, and

     AR      =    the Assessment Rate.

          "Adjusted London Interbank Offered Rate" applicable to any Yield Accrual Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing
     (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

          "Adjusted Reserve Percentage" means the greater of (i) (x)    divided
     by (y)      and (ii) (x)Total Reserve Percentage divided by (y)1-Total
     Reserve Percentage.

          "Administrative Agent" means Morgan Guaranty as administrative agent for the Buyers, and its successors and assigns in such capacity.

          "Administrative Questionnaire" means, with respect to each Buyer or Issuing Bank or the Reserve L/C Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to NSFC) duly completed by such Buyer or Issuing Bank or the Reserve L/C Bank.

          "Adverse Interest", as to any assets owned by any Person, means any Lien on, or any other claim or interest of any other Person in, such asset.

          "Affiliate" means, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means the Administrative Agent or the Collateral Agent.

          "Aggregate Net Investment" means, at any time, (i) the sum of the Purchase Price theretofore paid to NSFC by advances of Dollars by the Buyers or by the issuance (but not extension or renewal) of new Letters of Credit less (ii) the aggregate amount received (and not rescinded or otherwise returned or restored) by the Buyers to reduce such Aggregate Net Investment pursuant to Sections 2.05 and 2.06 less (iii) the aggregate Undrawn L/C Amounts of Letters of Credit which expire undrawn (and are not extended or renewed) or are delivered to the Issuing Bank for cancellation and the aggregate amount of reductions in the Undrawn L/C Amounts of outstanding Letters of Credit (other than by drawings thereunder).

          "Aggregate Unpaids" means, at any time, an amount equal to the sum of
     (i) the aggregate accrued and unpaid Yield at such time, (ii) the Aggregate Net Investment at such time, (iii) all Fees accrued and unpaid hereunder at such time and all L/C Fees that would accrue on all outstanding Letters of Credit and the Reserve Letter of Credit until their respective expiry dates, (iv) the amount of any unreimbursed drawings under the Reserve Letter of Credit, together with all interest accrued thereon and (v) all Other

     Expenses owed (whether then due or only accrued) hereunder at such time.

          "Agreement" means this Receivables Purchase Agreement, as amended from time to time.

          "Allocated ANI" means, at any time, the amount on deposit in the Cash Collateral Account in respect of Aggregate Net Investment (including cover for Letters of Credit) at such time.

          "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S) 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

          "Available Collections" means, on any Business Day, (i) the amount of the Remainder calculated on such Business Day plus (ii) Allocated ANI at the opening of business on such Business Day.

          "Available Commitment" means, at any time, the total Commitments of the Buyers at such time minus the Aggregate Net Investment at such time.

          "Base Rate" means (subject to the definition of "Yield Rate"), for any day, the sum of (i) the higher of (x) the Prime Rate for such day and (y) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the New York Business Day next succeeding such day, (or if such day is not a New York Business Day, the rate on such transactions on the next preceding New York Business Day as so published on the next succeeding New York Business Day or, if no such rate is published on such next succeeding New York Business Day, the average rate quoted to Morgan Guaranty on such day for such transactions as determined by the Administrative Agent)
                                    and (ii) for any day from and including the
     Closing Date to but not including the
     date on which the Administrative Agent delivers a notice of termination of the Commitments pursuant to Section 6.02 or an Event of Bankruptcy occurs
     with respect to NSFC or NSC, 0% per annum and, thereafter,      per annum;
     "New York Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required to close in New York City.

          "Business Day" means any day other than a Saturday, Sunday, or any other day on which banking institutions are authorized or required to close in New York City or Wilmington, Delaware or Mishawaka, Indiana.

          "Buyers" means the financial institutions listed on the signature pages hereof as Buyers and any assignees thereof pursuant to Section 8.08.

          "Buyer's Certificate" means each certificate issued to a Buyer substantially in the form of Exhibit A.

          "Buyers' Interest" means, at any time, a percentage equal to the following:

                             (ANI + YR) x (1 + ARP)
                             ----------------------
                                      NPB

     where:

     ANI  =    Aggregate Net Investment

     YR   =    Yield Reserve

     ARP  =    Adjusted Reserve Percentage

     NPB  =    Net Pool Balance

     or, if less, 100%; provided that at any time on and after the Termination Date until (and including) the Final Payment Date, the Buyers' Interest shall be equal to, at any time of determination, the greater of (i) the Buyers' Interest calculated as provided above at the close of business on the Business Day preceding the Termination Date, and (ii) the Buyers' Interest calculated as provided above (including as ANI for this purpose any unreimbursed drawing under the Reserve Letter of Credit in respect of Aggregate Net Investment); provided further that at any time during a Ratings Suspension Period, the Buyer's Interest shall be equal to, at the time of determination, the greater of (i) the Buyers' Interest calculated as provided above at the close of business on the Business Day preceding the commencement of the Ratings Suspension Period and (ii) the Buyers' Interest calculated as provided above.

          "Cash Collateral Account" has the meaning given to such term in
     Section 2.04.

          "Cash Collateral Account Investments" means certificates of deposit or time deposits, in each case in the name of the Collateral Agent as Collateral Agent hereunder, of any bank or trust company organized under the laws of the United States of America or any state thereof or any branch or trust company organized under the laws of a foreign jurisdiction that is subject to supervision and examination by United States Federal or state banking authorities, the certificates of deposit of which bank are rated A-1+ by S&P, such certificates of deposit or time deposits to mature such that funds will be available to make payments out of the Cash Collateral Account as contemplated hereby without having to liquidate any such certificates of deposit or time deposits.

          "CD Rate" applicable to any Yield Accrual Period means the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the next higher of 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Yield Accrual Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount approximately equal to such CD Reference Banks' pro rata share of the Tranche to which such Yield Accrual Period is to apply and for a period of time comparable to such Yield Accrual Period.

          "CD Reference Banks" means The Fuji Bank and Trust Company, The Mitsubishi Bank, Ltd. and Morgan Guaranty.

          "Closing Date" has the meaning given to such term in Section 3.01.

          "Collateral Agent" means J.P. Morgan Delaware as Structuring and Collateral Agent for the Buyers, and its successors and assigns in such capacity.

          "Collection Account" has the meaning given to such term in Section
     2.04.

          "Collection Account Bank" means at any time the bank at which the Collection Account is then maintained.

          "Collections" means, for any Receivable, (i) all amounts, whether in the form of cash, checks, drafts, or other instruments, received by NSC or NSFC or in a Lockbox in payment of such Receivable, including, without limitation, all amounts received on account of finance charges and fees with respect to such Receivable, (ii) cash proceeds of the Related Security with respect to such Receivable, (iii) all amounts paid to the Collection Account with respect to such Receivable as a Collection pursuant to Section
     2.09 hereof and (iv) any amounts paid or credited by NSC to NSFC in respect of Receivables pursuant to Section 2.02 of the Purchase and Sale Agreement.

          "Commitment" means, with respect to each Buyer, the amount set forth opposite the name of such Buyer on the signature pages hereof, as such amount may be reduced pursuant to Section 2.08; provided that if at any time a Ratings Suspension Period has commenced, a Buyer may by notice to the Administrative Agent and NSFC given during the first 10 days of such Ratings Suspension Period reduce or terminate its Commitment, such reduction in or termination of Commitment to be effective on the Crossover Date.

          "Commitment Fee" means a fee of        per annum (calculated on the
     basis of a year of 360 days and actual days elapsed) on the daily average Available Commitment.

          "Commitment Reduction" means the amount, if any, by which a Buyer reduces its Commitment pursuant to the proviso in the definition of "Commitment" (or if pursuant to such proviso it terminates its Commitment, the amount of its Commitment).

          "Computation Date" means, for any day, the Business Day immediately preceding such day.

          "Concentration Limit" means, (i) for each A-Rated Obligor (which is not a Special Obligor) individually, and for each such A-Rated Obligor and such Obligor's Affiliates considered as a whole, 10%, (ii) for each Special Obligor individually, and for each such Obligor and its Affiliates considered as a whole, the relevant Concentration Limit set forth on
     Schedule 1, and (iii) for each Obligor which is not an A-Rated Obligor or a Special Obligor (even if it is an Affiliate of an A-Rated Obligor or a Special Obligor), and for each such

     Obligor (other than an Obligor which is an Affiliate of an A-Rated Obligor or a Special Obligor) and its Affiliates considered as a whole, 4%.

          "Consolidated Subsidiary" means, as to any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements prepared in accordance with GAAP as of such date.

          "Continuing Buyer" means each Buyer that has not, during the first 10 days of a Ratings Suspension Period, given notice that its Commitment is to terminate as contemplated by the proviso in the definition of "Commitment".

          "Continuing Commitment" of each Continuing Buyer means the Commitment of such Buyer after giving effect to the reduction, if any, therein pursuant to the proviso in the definition of "Commitment".

          "Contract" as it relates to any Receivable means the agreement between NSC and the Obligor giving rise thereto (including as evidenced by an invoice on an open account).

          "Credit and Collection Policy" means the credit, collection, enforcement and other policies and practices relating to Receivables set forth in Exhibit H.

          "Crossover Date" means the first date after the 10th day of a Ratings Suspension Period on which the share of Aggregate Net Investment held by each Buyer does not exceed the Continuing Commitment of such Buyer (or, in the case of a Reducing Buyer that has terminated its Commitment, zero).

          "Daily Report" has the meaning given to such term in Section 5.02.

          "Days' Sales Outstanding" means, at any time, the "Days' Sales Outstanding" as set forth on the Monthly Report delivered on the immediately preceding Settlement Date.

          "Debt" of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) all obligations of such Person in respect of letters of credit or similar instruments,

     (iv) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations of such Person as lessee under capital leases, and (vi) all Debt of others secured by a Lien on any asset of, or Guaranteed by, such Person, whether or not such Debt is assumed by such Person.

          "Default Ratio" means the ratio (expressed as a percentage) calculated on any Settlement Date by dividing (i) the aggregate balance of all Receivables that were not Defaulted Receivables at the beginning of the Report Month ending on the Month-end Date for such Settlement Date but that were either (x) written off during such Report Month or (y) Defaulted Receivables on the Month-end Date for such Settlement Date by (ii) the aggregate amount of Receivables that were generated during the fourth Report Month preceding such Settlement Date.

          "Defaulted Receivable" means a Receivable (i) in respect of which collection in full has become doubtful, a reserve has been allocated, or an estimated or actual loss has been recognized as determined in accordance with the Credit and Collection Policy, (ii) which has become uncollectible by reason of such Obligor's inability to pay, as determined in accordance with the Credit and Collection Policy, (iii) in respect of which an Event of Bankruptcy has occurred with respect to the related Obligor or any Affiliate thereof, or (iv) in respect of which payment is more than 60 days past due.

          "Delinquency Ratio" shall mean the ratio (expressed as a percentage) calculated on any Settlement Date by dividing (i) the aggregate Outstanding Balance of all Receivables which are greater than 30 days but fewer than 61 days past due on the Month-end Date for such Settlement Date by (ii) the Outstanding Balance of all Receivables on the Month-end Date for such Settlement Date.

          "Dilution Adjustments" means all credits, allowances, deductions, cancellations, rebates, discounts, adjustments (for warranty claims, disputes, counterclaims, setoffs, returned or repossessed goods or otherwise) or any other reduction in the Outstanding Balance of a Receivable (other than by payment thereof by or on behalf of the Obligor) after booking such Receivable, but not in any case because of default or other credit-related matters with respect to the Obligor.

          "Dilution Ratio" means the ratio (expressed as a percentage) calculated on any Settlement Date by dividing (i) the aggregate reduction in the original balance of all Receivables which have been reduced by any Dilution Adjustment during the Report Month ending on the Month-end Date for such Settlement Date by (ii) the aggregate amount of Receivables that were generated during the Report Month ending on the Month-end Date for the second preceding most recent Settlement Date.

          "Dilution Reserve Percentage" means, with respect to any date of determination, the percentage derived by multiplying (i) the highest of the Dilution Ratios as calculated as of the Month-end Dates for the twelve most recent Settlement Dates, (ii) (x) the aggregate amount of Receivables that were generated during the Report Month ending on the Month-end Date for the second preceding most recent Settlement Date, divided by (y) the aggregate Outstanding Balance of Receivables on such Month-end Date and
     (iii) 3.40.

          "Dollar" and "$" means lawful currency of the United States of America.

          "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Yield Accrual Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

          "Eligible Receivable" means, at any time, any Purchased Receivable:

          (a) which, at such time, meets the "Eligibility Criteria" as defined in the Purchase and Sale Agreement;

          (b) which is not subject to dispute, defense, counterclaim or setoff (or to the extent not so subject) and which has not been modified or extended, except in conformity with the Credit and Collection Policy;

          (c) which has not been classified as counterfeit, fraudulent or charged-off; which is not an obligation of an Obligor, or an Affiliate of an Obligor, a Receivable which has been classified as counterfeit, fraudulent or charged-off; and which is not a Defaulted Receivable, or the obligation of an Obligor, or an Affiliate of an Obligor, on a Defaulted Receivable; and

          (d) (i) which NSFC has not sold, assigned, or otherwise encumbered except pursuant to this Agreement; (ii) as to which all consents, licenses, approvals or authorizations required to be obtained in connection with the sale of the Purchased Interest to the Buyers have been duly obtained and as to which the sale of such Purchased Interest complies with all applicable requirements of law; (iii) as to which, immediately prior to the sale of the Purchased Interest to the Buyers, NSFC was the sole owner of all right, title and interest in and to such Receivable, any Related Security, any Collections and any proceeds of the foregoing, and had good and marketable title thereto free and clear of all Adverse Interests; (iv) as to which the transfer of the Purchased Interest under this Agreement constitutes a valid sale to the Buyers of all right, title and interest of NSFC in and to the Purchased Interest, enforceable against all creditors of and purchasers from NSFC; and (v) as to which the Collateral Agent has, for the benefit of the Buyers and the Collateral Agent, a first priority perfected security interest in the Purchased Interest and as to which the Buyers own the Purchased Interest free of any Adverse Interest.

          "Environmental Laws" means any and all Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statutes.

          "ERISA Group" means NSC and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with NSC, are treated as a single employer under Section 414 of the Internal Revenue Code.

          "Euro-Dollar Business Day" means any Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

          "Euro-Dollar Rate" means (subject to the definition of "Yield Rate"), for any Yield Accrual Period, the sum of (i) the Adjusted London Interbank Offered Rate applicable to such Yield Accrual Period and (ii) for any day from and including the Closing Date to but not including the date on which the Administrative Agent delivers a notice of termination of the Commitments pursuant to Section 6.02 hereof or an Event of Bankruptcy
     occurs with respect to NSFC or NSC,      per annum and, thereafter,
     per annum.

          "Euro-Dollar Reference Banks" means the principal London offices of The Fuji Bank and Trust Company, The Mitsubishi Bank, Ltd. and Morgan Guaranty.

          "Euro-Dollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on euro-dollar loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

          "Event of Bankruptcy" means, with respect to any Person:

               (a) the commencement of an involuntary case or other proceeding against such Person seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Person or any substantial part of its property (unless, in the case of any Material Subsidiary of NSC (which is not NSFC or the Servicer), such proceeding is controverted within 10 days of commencement and is dismissed within 60 days of commencement); or the entry of an order for relief against such Person under the federal bankruptcy laws as now or hereafter in effect; or

               (b) the commencement by such Person of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Person or any substantial part of its property, or such Person's consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by such Person of a general assignment for the benefit of creditors, or the taking by such Person of any corporate action to authorize any of the foregoing.

          "Existing Credit Facilities" means the Amended and Restated Credit Agreement dated as of August 21, 1987, as amended, among National Steel Corporation, the banks listed therein and Morgan Guaranty Trust Company of New York, as Agent, the reimbursement agreements listed on Schedule 4 and the L/C Repayment Credit Agreements referred to in the aforesaid Amended and Restated Credit Agreement.

          "Expiry Date" means May 16, 1997 or if such date is not a Business Day, the next succeeding Business Day.

          "Fees" means Commitment Fees and L/C Fees.

          "Final Payment Date" means the date following the Termination Date when the Aggregate Unpaids have been paid in full, there are no outstanding Letters of Credit, the Reserve Letter of Credit is no longer outstanding and the Servicer (if not NSFC or any of its

     Affiliates) has received all accrued Servicer's Compensation.

          "Fixed CD Rate" means (subject to the definition of "Yield Rate"), for any Yield Accrual Period, the sum of (i) the Adjusted CD Rate applicable to such Yield Accrual Period and (ii) for any date from and including the Closing Date to but not including the date on which the Administrative Agent delivers a notice of termination of the Commitments pursuant to
     Section 6.02 hereof or an Event of Bankruptcy occurs with respect to NSFC or NSC, .625% per annum and, thereafter, 2.625% per annum.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

          "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Incremental Purchase" has the meaning given to such term in
     Section 2.02.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

          "Issuing Bank" shall mean each of Morgan Guaranty, The Fuji Bank and Trust Company, The Mitsubishi Bank, Ltd. and Comerica Bank, as issuers of Letters of Credit under Section 2.02A hereof, together with their successors and assigns in such capacity.

          "Issuing Bank Letter of Credit Fee" shall mean for each Issuing Bank a fee of 0.25% per annum (calculated on the basis of a year of 360 days and actual days elapsed) on the aggregate Undrawn L/C Amount of all outstanding Letters of Credit issued by such Issuing Bank.

          "J.P. Morgan Delaware" means J.P. Morgan Delaware, a Delaware banking corporation.

          "L/C Fees" shall mean the Issuing Bank Letter of Credit Fee, the Letter of Credit Participation Fee and the Reserve L/C Fee.

          "Letter of Credit" means a letter of credit issued by an Issuing Bank pursuant to Section 2.02A hereof.

          "Letter of Credit Participation Fee" shall mean a fee of .50% per annum (calculated on the basis of a year of 360 days and actual days elapsed) on the aggregate Undrawn L/C Amount of all outstanding Letters of Credit.

          "Letter of Credit Tranche" shall mean with respect to each Letter of Credit, if any drawing is made thereunder, the amount of such drawing less the amount thereof that has been repaid to the Buyers or the Issuing Bank, as the case may be, pursuant to Sections 2.05 and 2.06 hereof.

          "Lien" means, in respect of any asset, any mortgage, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale, capital lease or title retention arrangement in respect of such asset.

          "Liquidation Yield" means on any date an amount equal to the following:

               ANI x YR x DSO x 2
                          -------
                            360

     where:

     ANI  =    Aggregate Net Investment on such date

     YR   =    the rate determined under clause (i) of the
               definition of "Base Rate" plus 2%

     DSO  =    Days' Sales Outstanding

     (including as ANI for this purpose any unreimbursed drawing under the Reserve Letter of Credit in respect of Aggregate Net Investment).

          "Lockbox" means a lockbox for deposit of Collections of Receivables.

          "Lockbox Account" means the bank account associated with a Lockbox and subject to a Lockbox Agreement.

          "Lockbox Agreement" means the letter and instructions relating to a Lockbox and the related Lockbox Account substantially in the form of Exhibit F hereto.

          "Lockbox Bank" means, at any time, a bank administering a Lockbox and the related Lockbox Account.

          "London Interbank Offered Rate" means, with respect to any Yield Accrual Period, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days prior to the first day of such Yield Accrual Period in an amount approximately equal to such Euro-Dollar Reference Bank's pro rata share of the Tranche to which such Yield Accrual Period is to apply and for a period of time comparable to such Yield Accrual Period.

          "Loss Reserve Percentage" means, with respect to any date of
     determination, the product of (i)     times (ii) the highest average of the
     Default Ratios as calculated as of the Month-end Dates for any three consecutive of the most recent twelve Settlement Dates times (iii) (x) the aggregate amount of Receivables that were generated during the three consecutive Report Months ending on the Month-end Date for the most recent Settlement Date, divided by (y) the aggregate Outstanding Balance of Receivables on such Month-end Date times (iv) (A)(x) the weighted average original days to maturity of all Receivables calculated as of the Month-end Date for the most recent Settlement Date, divided by 30 and rounded to the
     nearest .01 (upwards if .005) plus                       .

          "Loss to Liquidation Ratio" means the ratio (expressed as a percentage) calculated on any Settlement Date by dividing (i) the aggregate balance of all Receivables written off during the three Report Months ending on the Month-end Date for such Settlement Date by (ii) the aggregate amount of Collections in respect of all Receivables during such three Report Months.

          "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

          "Material Subsidiary" means, at any date, any Subsidiary of NSC the book value of the assets of which, as of the end of the most recent fiscal year for which financial statements are available, accounted for 10% or more of the book value of the consolidated assets of NSC.

          "Maximum Letter of Credit Commitment" shall mean an aggregate of $150,000,000, as such amount may be reduced from time to time pursuant to
     Section 2.08 hereof; provided that if the total Commitments are $150,000,000, or less, the aggregate amount of the Commitments.

          "Month-end Date" means the second Business Day of each calendar month; provided that the Collateral Agent may agree from time to time that the Month-end Date can be delayed for one or two Business Days in connection with a systems failure or other event or situation or condition affecting NSC or NSFC which delays the monthly closing of the books.

          "Monthly Report" has the meaning given to such term in Section 5.02.

          "Moody's" means Moody's Investors Service, Inc., together with its successors.

          "Morgan Guaranty" means Morgan Guaranty Trust Company of New York, a New York State banking corporation.

          "Multiemployer Plan" means at any time an employee pension benefit Plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

          "NSC" means National Steel Corporation, a Delaware corporation, and its successors.

          "NSFC" means National Steel Funding Corporation, a Delaware corporation, and its successors.

          "Net Pool Balance" means, at any time, the Outstanding Balance of the Eligible Receivables at such time less the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates taken as a whole at such time exceeds (x) the aggregate Outstanding Balance of all Eligible Receivables at such time multiplied by
     (y) the Concentration Limit for such Obligor and its Affiliates.

          "New Collections" has the meaning given to such term in Section 2.05.

          "New Percentage" means, for each Buyer, the percentage derived by dividing its Continuing Commitment, if any, by the aggregate amount of the Continuing Commitments.

          "Obligor" means, for any Receivable, each Person who is obligated to make payments in respect of such Receivable.

          "Other Expenses" means all amounts payable hereunder to the Buyers or the Issuing Banks or the Reserve L/C Bank or either Agent not constituting payments in respect of Aggregate Net Investment, Yield or Fees or, in the case of the Reserve L/C Bank, reimbursement of drawings under the Reserve Letter of Credit and interest thereon.

          "Outstanding Balance" of any Receivable means, at any time, the then outstanding amount thereof, including any accrued and outstanding finance charges related thereto.

          "Overadvance Suspension Event" means the occurrence and continuation of the following event: the Adjusted Buyers' Interest shall have theretofore exceeded 95% for at least 5 consecutive Business Days (whether or not the Adjusted Buyers' Interest still exceeds 95%) unless, and until such time as, the Required Buyers have agreed in writing that such Overadvance Suspension Event is no longer in effect.

          "Parent Note" means the note of NSFC payable to NSC substantially in the form of Exhibit J.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "Person" means an individual, corporation, partnership, trust, association, governmental entity or any other entity of whatever nature.

          "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

          "Potential Termination Event" means an event or condition which with the giving of notice or passage of time would constitute a Termination Event.

          "Prime Rate" means the prime rate announced from time to time by Morgan Guaranty in New York City.

          "Program Documents" means this Agreement, the Purchase and Sale Agreement, the Lockbox Agreements, the Transfer Letters, the Servicing Agreement (if any), the Parent Note, the Reserve Letter of Credit, NSFC's certificate of incorporation and by-laws, and such other agreements, documents and instruments entered into and delivered by NSFC, the Seller or the Servicer in connection with the transactions contemplated by this Agreement and the Purchase and Sale Agreement.

          "Purchase" means an Incremental Purchase or a Reinvestment.

          "Purchase and Sale Agreement" means the Purchase and Sale Agreement dated as of May 16, 1994 between NSC, as seller, and NSFC, as purchaser, substantially in the form of Exhibit I, as amended from time to time.

          "Purchase Notice" has the meaning given to such term in Section 2.02.

          "Purchase Price" has the meaning given to such term in Section 2.02.

          "Purchased Interest" means at any time an undivided percentage ownership interest equal to the Buyers' Interest at such time in (i) each and every Purchased Receivable then outstanding, (ii) all Related Security with respect to each such Purchased

     Receivable, (iii) all Collections with respect thereto and (iv) all proceeds of the foregoing.

          "Purchased Receivable" means at any time a Receivable then or theretofore purchased by NSFC from NSC and not theretofore repurchased by NSC pursuant to Purchase and Sale Agreement.

          "Qualified Bank" means (i) any Buyer, (ii) any bank or trust company organized under the laws of the United States of America or any state thereof or any branch or agency located in the United States of any bank or trust company organized under the laws of a foreign jurisdiction that is subject to supervision and examination by United States Federal or state banking authorities, that (x) has capital, surplus and undivided profits of at least $500,000,000 and (y) whose long-term debt obligations are rated at least A (without a minus sign) by S&P and A2 by Moody's and (iii) any other bank (x) listed as a Qualified Bank on Schedule 2 hereto or (y) approved as a Qualified Bank by the Required Buyers; provided that as to any bank not meeting the standards set forth in clause (ii), the Required Buyers may, upon not less than 30 days' notice to NSFC, specify that such bank shall no longer be a Qualified Bank hereunder.

          "Ratings Suspension Period" means the period commencing on the day after any day on which the rating by S&P of the Buyer's Certificate is reduced to a rating below AA- (even if there has been a previous reduction in such rating to below AA-) and ending on the Crossover Date (or, if earlier, (x) the day on which each of the Buyers advises the Administrative Agent that it will maintain its Commitment hereunder at the same level notwithstanding such reduction in such rating or (y) the Termination Date).

          "Receivable" means at any time a trade receivable originated in connection with the sale of goods or the provision of services by NSC in its normal course of business, other than receivables (i) owing by any Obligor that is a governmental entity, (ii) owing by any Obligor not domiciled in the United States, (iii) owing by any Obligor that is a Subsidiary or Affiliate of NSC, (iv) arising from miscellaneous sales categorized as "product application center sales" or (v) arising from miscellaneous sales categorized as "non-by-product sales".

          "Reducing Buyers" means those Buyers which elect to reduce or terminate their Commitments pursuant to the proviso in the definition of "Commitment".

          "Reference Banks" means CD Reference Banks or Euro-Dollar Reference Banks, as relevant.

          "Reinvestment" has the meaning given to such term in Section 2.05.

          "Related Security" means with respect to any Receivable: (a) all of the interest, if any, of NSC in the goods, merchandise (including returned merchandise) or equipment the sale of which by NSC gave rise to such Receivable; (b) all other security interests or liens and property subject thereto from time to time, if any, securing payment of such Receivable; and
     (c) all guarantees, letters of credit, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable.

          "Remainder" has the meaning given to such term in Section 2.05.

          "Report Month" means each period beginning on the day after a Month-end Date and ending on the next succeeding Month-end Date.

          "Required Buyers" means, at any time prior to the Termination Date, Buyers having at least 66 2/3% of the total Commitments, or, on or after the Termination Date, Buyers and the Reserve L/C Bank having at least 66 2/3% of the Adjusted Aggregate Net Investment (including as Aggregate Net Investment for this purpose the amount of any unreimbursed drawing under the Reserve Letter of Credit in respect of Aggregate Net Investment); provided that for purposes of Section 6.03 only, "Required Buyers" means, at any time when no Termination Event exists, Buyers having at least 66 2/3% of the total Commitments or, on or after the Termination Date if no Termination Event exists, Buyers having at least 66 2/3% of the Adjusted Aggregate Net Investment (including as Aggregate Net Investment for this purpose the amount of any unreimbursed drawing under the Reserve Letter of Credit in respect of Aggregate Net Investment) plus, in each case covered by this proviso, the Collateral Agent.

          "Reserve L/C Bank" means the issuer of the Reserve Letter of Credit.

          "Reserve L/C Fee" means a fee payable to the Reserve L/C Bank of per annum (calculated on the basis of a year of 360 days and actual days elapsed) on the amount available for drawing under the Reserve Letter of Credit.

          "Reserve Letter of Credit" means a letter of credit issued by J.P. Morgan Delaware to the Collateral Agent substantially in the form of Exhibit O; provided that such letter of credit may be replaced or the amount thereof reduced if at such time S&P confirms that such replacement or reduction will not result in a reduction of the rating assigned to the Buyer's Certificates.

          "S&P" means Standard & Poor's Ratings Group, together with its successors.

          "Seller" means NSC in its capacity as Seller under the Purchase and Sale Agreement.

          "Servicer" means NSC, or, after a Servicing Transfer, such other Person which is the successor Servicer of the Receivables pursuant to a Servicing Agreement.

          "Servicer Termination Event" means any of the following:

          (i)  failure on the part of the Servicer to transfer or deposit funds
     (A) in respect of reductions in the Aggregate Net Investment on the date the Servicer is required to do so hereunder or (B) in respect of any other amount which the Servicer is required under the Program Documents to transfer or deposit and the continuation of such failure for a period of three Business Days; or failure on the part of the Servicer to remit any Monthly Report or Daily Report when due and the continuation of such failure for a period of three Business Days; or

         (ii) failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth herein or in the Servicing Agreement, which failure shall continue unremedied for a period of 10 days; or

        (iii) any representation, warranty or certification made by the Servicer herein or in the Servicing Agreement proves to have been incorrect in any material respect when made or deemed made; or

         (iv)  an Event of Bankruptcy with respect to the Servicer; or

          (v) a change in circumstances relating to, or actions of, the Servicer that may materially and adversely affect the performance of the Purchased Receivables, the ability of the Servicer to adequately service the Purchased Receivables, or the ability of the Buyers to realize their interest in Collections or the Purchased Receivables, as determined by the Required Buyers, in their sole and absolute discretion.

          "Servicer's Compensation" means the compensation payable to the Servicer pursuant hereto or pursuant to the Servicing Agreement.

          "Servicing Agreement" means any agreement between the Collateral Agent and any Person acting as Servicer, other than NSC, which agreement shall contain provisions concerning the servicing of Purchased Receivables substantially similar to the provisions contained herein concerning the servicing of Purchased Receivables.

          "Servicing Transfer" has the meaning given to such term in Section
     6.03.

          "Settlement Date" means, with respect to each Month-end Date, the 10th calendar day after such Month-end Date or if such day is not a Business Day, the next succeeding Business Day.

          "Special Obligor" means each Obligor listed on Schedule 1.

          "Subsidiary" of any Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Temporary Cash Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence (a) direct obligations of the United States or obligations guaranteed by the United States; (b) time deposits with, including certificates of deposit issued by, a Qualified Bank; (c) commercial paper rated at least A-1 by S&P and P-1 by Moody's; and (d) repurchase agreements with a Qualified Bank collateralized by obligations described in clause (a) above; in the case of each of (a) through (d) maturing within 30 days from the date of acquisition thereof.

          "Termination Date" means the earliest of (i) the Business Day which NSFC designates as such by written notice to the Agents at least 30 days prior to such Business Day, (ii) the "Final Purchase Date" as defined in the Purchase and Sale Agreement, (iii) the Expiry

     Date and (iv) the day on which the Commitments terminate pursuant to
     Section 6.02.

          "Termination Event" has the meaning given to such term in Section 6.01 hereof.

          "Total Reserve Percentage" means the sum of the Loss Reserve Percentage and the Dilution Reserve Percentage.

          "Tranche" has the meaning given to such term in Section 2.03.

          "Transfer Letter" means a letter substantially in the form of Appendix A to Exhibit F.

          "Transferor's Interest" means, at any time, the amount expressed as a percentage equal to 100% minus the Buyers' Interest at such time.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection as to any interest in Purchased Receivables, any Related Security, any Collections thereon or proceeds of the foregoing is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          "Undrawn L/C Amount" shall mean, with respect to each Letter of Credit at any date of determination thereof, the undrawn amount of such Letter of Credit on such date.

          "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

          "Yield" means, with respect to any Yield Accrual Period for any Tranche on any date of determination thereof, an amount equal to the following:

                          AD
              YR x T x --------
                         Basis

     where:

     YR   =   the Yield Rate applicable to such Yield Accrual Period for such
              Tranche,

     T    =   the amount of the Tranche to which such Yield Accrual Period applies,

     AD   =   the actual number of days (including the first but excluding the last day) in such Yield Accrual Period, and

     Basis= 365 for any Yield Rate based on the Prime Rate and 360 for all other Yield Rates.

     provided, however, that no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law.

          "Yield Accrual Period" means:

               (a) with respect to any Tranche the Yield Rate of which is the Euro-Dollar Rate, each period commencing on the date a portion of the Aggregate Net Investment is allocated to such Tranche pursuant to
          Section 2.03 and ending on the numerically corresponding day in the first or second (as selected by NSFC) calendar month thereafter, except that (i) if such day is not a Euro-Dollar Business Day, such Yield Accrual Period shall end on the next succeeding Euro-Dollar Business Day (provided that if such Euro-Dollar Business Day is in a subsequent calendar month, such Yield Accrual Period shall end on the next preceding Euro-Dollar Business Day) and (ii) each Yield Accrual Period that commences on the last Euro-Dollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month;

               (b) with respect to any Tranche the Yield Rate of which is the Fixed CD Rate, each period commencing on the date a portion of the Aggregate Net Investment is allocated to such Tranche pursuant to
          Section 2.03, and ending on the day which falls 30 or 60 (as selected by NSFC) days thereafter (or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day); and

               (c) with respect to any Tranche the Yield Rate of which is the Base Rate, each period commencing on the date a portion of the Aggregate Net Investment is allocated to such Tranche pursuant to
          Section 2.03, and ending on the earlier of (i) with respect to any amount of prepayment of any portion of the Aggregate Net Investment related to such Tranche, the date of such prepayment and (ii) the last Business Day of the calendar month;

     provided that (i) any Yield Accrual Period which commences prior to the Expiry Date and would otherwise end after the Expiry Date shall end on the Expiry Date, (ii) any Yield Accrual Period commencing on or after the Termination Date, or during a Ratings Suspension Period after the 10th day thereof, shall be a period of one day, and (iii) for purposes of Section 2.06(a) only, any Yield Accrual Period which commences prior to the Termination Date and would otherwise end after the Termination Date shall, if such Termination Date occurred due to an Event of Bankruptcy with respect to NSFC or NSC, end on the Termination Date.

          "Yield Accrual Period Selection Notice" has the meaning given to such term in Section 2.03.

          "Yield Rate" means, (a) the Euro-Dollar Rate, (b) the Fixed CD Rate or
     (c) the Base Rate; provided that the Yield Rate shall not, commencing on the Termination Date (or, if a Termination Date has occurred due to the occurrence of a Termination Event described in Section 6.01(t), commencing on the day in respect of such Termination Event on which the Adjusted Buyers' Interest first exceeded 95%), exceed a per annum rate equal to the sum of the rate specified in clause (i) of the definition of "Base Rate", as in effect for the Business Day preceding the Termination Date (or such
     day on which the Adjusted Buyers' Interest first exceeded 95%),        ;
     provided further that the Yield Rate shall not, during any Ratings Suspension Period, exceed a per annum rate equal to the sum of the rate specified in clause (i) of the definition of Base Rate, as in effect on the Business Day preceding the first day of such Ratings Suspension Period,
            .

          "Yield Reserve" means, for any date of determination, the sum of (i) the accrued and unpaid Yield on such date, (ii) the Liquidation Yield on such date, (iii) the accrued and unpaid Fees on such date plus the aggregate amount of L/C Fees that would accrue on all outstanding Letters of Credit and the Reserve Letter of Credit until their respective expiry dates or, in respect of Letters of Credit having automatic renewal provisions, until seven Business Days prior to the Expiry Date, (iv) the accrued and unpaid Servicer's Compensation on such date and (v) an amount equal to (x) the aggregate Outstanding Balance of Purchased Receivables times (y) 2.0% times
     (z) 2 times Days Sales Outstanding divided by 360; provided that if the Aggregate Net Investment is zero, the "Yield Reserve" shall be zero.

          "Yield Reserve Requirement" means an amount equal at any time to the product of (x) Aggregate Net Investment at such time times (y) the rate determined under clause (i) of the definition of "Base Rate" at such time, plus 2% times (z) 5 divided by 360.

          1.02. UCC Terms. Terms not otherwise defined herein which are defined in the UCC shall, unless the context otherwise requires, have the meanings set forth therein.


                                   ARTICLE II

                      PURCHASES, COLLECTIONS AND PAYMENTS
                      -----------------------------------

          2.01. Sale and Assignment. (a) At the time of each Purchase, NSFC hereby sells, assigns and grants to the Buyers (and to the Agents, the Issuing Banks and the Reserve L/C Bank), and the Buyers hereby purchase from NSFC, the Purchased Interest. Each such sale, subject only to the provisions of Section
2.09 hereof, shall be without recourse. Notwithstanding such sale, no obligation or liability of NSFC, the Seller or the Servicer to any Obligor or any third party under any Purchased Receivables or any related Contracts shall be assumed by the Agents, the Buyers, the Issuing Banks or the Reserve L/C Bank, and any such assumption is hereby expressly disclaimed.

          (b) In order to secure its obligations under this Agreement and to further assure the transfer of the Purchased Interest, NSFC hereby assigns to the Collateral Agent for the benefit of the Buyers, the Issuing Banks, the Reserve L/C Bank and the Agents (i) the Cash Collateral Account and all funds and Cash Collateral Account Investments therein and (ii) to the extent of their interests therein, the Lockbox Accounts and the Collection Account and all funds and investments therein.

          (c) (i) In order to secure its obligations under this Agreement, NSFC hereby grants, pledges and assigns to the Collateral Agent for the benefit of the Buyers, the Issuing Banks, the Reserve L/C Bank and the Agents all rights and remedies of NSFC under the Purchase and Sale Agreement and, to the extent of their interest therein, all of the Purchased Receivables, and the Related Security and Collections related thereto and proceeds of all of the foregoing. Notwithstanding such assignment, no obligation or liability of NSFC under the Purchase and Sale Agreement shall be assumed by the Agents, the Issuing Banks, the Reserve L/C Bank or the Buyers, and any such assumption is hereby expressly disclaimed.

          (ii) NSFC shall monitor and require compliance by the Seller with its obligations under the Purchase and Sale Agreement, shall exercise its rights and remedies thereunder so as to be afforded the benefits intended to accrue to it thereunder and shall, in the event of any default by the Seller in performance of its obligations thereunder, exercise any and all of its rights and remedies under the Purchase and Sale Agreement to the extent and in the manner directed by the Collateral Agent. NSFC shall not agree to any amendment of, or waive any of its rights under, the Purchase and Sale Agreement without the prior written consent of the Required Buyers and the Reserve L/C Bank.

          2.02. Incremental Purchases. (a) Subject to the terms and conditions hereof, NSFC may from time to time on and after the Closing Date to but excluding the Termination Date at its option sell to the Buyers, and the Buyers agree to purchase (an "Incremental Purchase") from NSFC for the purchase price (the "Purchase Price") set forth in the Purchase Notice for such Incremental Purchase, undivided percentage ownership interests in each and every Receivable (including any additional Receivables thereafter purchased by NSFC through the close of business on the Final Purchase Date under the Purchase and Sale Agreement), together with the Related Security, Collections and other proceeds with respect thereto; provided that the Buyers shall have no obligation to make an Incremental Purchase for a Purchase Price in excess of the Available Commitment; provided further that no Incremental Purchases may be made during a Ratings Suspension Period. The Purchase Price for an Incremental Purchase shall be paid in the form of Dollars or through the issuance of new Letters of Credit (but not including the renewal or extension of outstanding Letters of Credit) by the Issuing Bank and participation therein by the Buyers or, on the Closing Date, through the deemed issuance of Letters of Credit outstanding under the Existing Credit Facilities contemplated by Section 2.02A. Each Incremental Purchase (i) in which the related Purchase Price is payable in Dollars shall be in an amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, (ii) in which the related Purchase Price is payable through the issuance of Letters of Credit shall be in an amount of at least $100,000 and (iii) in which the related Purchase Price is payable in a combination of Dollars and through the issuance of Letters of Credit shall be allocated to Dollars in an amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof and shall be allocated to Letters of Credit in an amount of at least $100,000; provided that if at the time of any Incremental Purchase the then Available Commitment is less than the minimum amount required pursuant to clause (i), (ii) or (iii), as applicable, NSFC may request an Incremental Purchase for a Purchase Price equal to the Available Commitment. Each Buyer's obligation to make purchases (including through its participation in Letters of Credit) hereunder is ratable in the proportion its Commitment bears to the total Commitments and is several and not joint, and the failure of any Buyer to perform any of its obligations hereunder shall not require the performance of such obligations by either Agent or any other Buyer.

          (b) NSFC shall provide the Administrative Agent with a notice substantially in the form of Exhibit B hereto (a "Purchase Notice") prior to each Incremental Purchase at the time specified in Section 2.03 for delivery of the appropriate Yield Accrual Period Selection Notice in the case of an Incremental Purchase for which the Purchase Price is to be in Dollars and at least three Business Days prior to an Incremental Purchase for which the Purchase Price is to be through the issuance of Letters of Credit. Each Purchase Notice shall specify whether the Purchase Price for such Incremental Purchase to be in Dollars or through the issuance of Letters of Credit or a combination thereof. Upon receipt of such Purchase Notice, the Administrative Agent shall promptly provide each Buyer with a copy of such Purchase Notice, and advise it of its ratable share of the Purchase Price for such Incremental Purchase. Not later than 12:00 Noon (New York City time) on the day of any Incremental Purchase for which NSFC has requested all or part of the Purchase Price to be paid in Dollars, each Buyer shall make available its pro rata share of the Dollar portion of the Purchase Price for such Incremental Purchase to the Administrative Agent. The amount so received by the Administrative Agent shall be deposited to NSFC's account as notified by NSFC in immediately available funds. If NSFC has requested all or part of the Purchase Price for an Incremental Purchase to be paid through the issuance of Letters of Credit, such consideration shall be delivered pursuant to Section 2.02A hereof. Each Purchase Notice shall be irrevocable and binding on NSFC when delivered to the Buyers.

          2.02A.  Letters of Credit.

          (a) NSFC may, in accordance with Section 2.02, specify, as consideration for the Purchase Price of any Incremental Purchase, that an Issuing Bank, upon the terms and subject to the conditions set forth in this Agreement, shall issue one or more Letters of Credit on behalf of the Buyers; provided that, on the Closing Date the letters of credit outstanding under the Existing Credit Facility and listed on Schedule 3 shall be deemed issued hereunder as part or all of the Purchase Price to be paid for the Incremental Purchase to occur on such date and shall thereupon be Letters of Credit hereunder. NSFC shall in each case select the Issuing Bank; provided that it will use its reasonable best efforts to allocate the outstanding Letters of Credit among the Issuing Banks as equitably as possible; and provided further that the face amount of all outstanding Letters of Credit issued by any Issuing Bank shall not at any time exceed $45,000,000. An Issuing Bank shall issue (or extend or renew) a Letter of Credit (in reliance on the agreements of the other Buyers in Section 2.02A(c)) upon receipt by it of (i) a properly completed and duly executed letter of credit application and (ii) such other documents and materials as may be required thereunder, at least five Business Days prior to the requested date of issuance (or extension or renewal) thereof, in the amount requested by NSFC in such letter of credit application; provided that no Letter of Credit shall be issued, extended or renewed during a Ratings Suspension Period after the first 10 days thereof, except (subject to the next sentence) pursuant to automatic extension provisions contained therein. With respect to any Letter of Credit containing automatic extension provisions, if the requirements in the preceding sentence are not met before, or a Ratings Suspension Period is in effect at the time (and such time does not fall within the first 10 days of such Ratings Suspension Period) when, notice must be given to the beneficiary that the Letter of Credit will not be extended in order for such Letter of Credit not to be extended, the Issuing Bank shall give such notice. The Issuing Bank shall provide to the Administrative Agent, and the Administrative Agent shall provide to the Buyers, no later than the time of issuance, a copy of each Letter of Credit issued, together with a statement as to the amount of each Buyer's ratable participation therein, and notice of each amendment, extension or renewal, or early cancellation of any Letter of Credit. NSFC shall pay the Issuing Bank's customary issuance, drawing and amendment, extension or renewal fees with respect to each Letter of Credit, such fees to be payable in accordance with Sections 2.05, 2.06 and 2.10.

          (b) Each Letter of Credit (i) may have automatic renewal provisions, but shall have an ultimate expiry date not later than the day seven Business Days prior to the Expiry Date (and not more than $25,000,000 in aggregate outstanding face amount of Letters of Credit shall have initial expiry dates (subject to automatic renewal provisions) later than 18 months from their respective dates of issuance), (ii) shall be denominated in Dollars and be in a face amount of at least $100,000, and (iii) shall have such terms and provisions as the Issuing Bank shall deem reasonably appropriate in connection with the particular circumstance under which such Letter of Credit is being issued and shall otherwise be in form and substance acceptable to the Issuing Bank. The Issuing Bank shall have no obligation to issue (or extend or renew) any Letter of Credit if the aggregate Undrawn L/C Amount for all Letters of Credit, after giving effect to such Letter of Credit, would exceed the Maximum Letter of Credit Commitment.

          Simultaneously with the issuance (or extension or renewal) by the Issuing Bank of any Letter of Credit, each Buyer shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit and an undivided interest in the Purchased Interest in the Receivables for which the Letter of Credit is consideration (including, without limitation, all obligations of NSFC with respect thereto other than amounts owing to the Issuing Bank representing the Issuing Bank Letter of Credit Fee and any issuance, drawing or amendment, extension or renewal fees with respect to such Letter of Credit) and any security therefor, in each case in the proportion that such Buyer's Commitment bears to the aggregate of the Commitments.

          Any increase in the Undrawn L/C Amount with respect to any outstanding Letter of Credit may be by amendment or replacement of such Letter of Credit, but in either event such increase shall be deemed to constitute the issuance of a new Letter of Credit and, therefore, an Incremental Purchase subject to the satisfaction of the conditions set forth in Section 3.02. Reductions in the Undrawn L/C Amounts of outstanding Letters of Credit (other than by drawings thereunder) may occur by the terms thereof or by amendment or replacement of such Letters of Credit, in which event such reduction shall be effective at the time of such amendment or exchange.

          (c) (i) Upon receipt of notice of a proposed drawing under any Letter of Credit, the Issuing Bank shall promptly notify each Buyer of the date of such proposed drawing, the amount of such drawing and such Buyer's proportionate share thereof. The Issuing Bank will make the amount of such drawing available to the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit. If a Buyer receives notice of a drawing under a Letter of Credit, it shall, not later than 2:00 p.m. (New York City time) on the date of such notice (or on the next Business Day, if such notice is received after 12:00 Noon (New York City time)) pay its proportionate share of such drawing in Federal funds or other funds immediately available in New York City, to the Issuing Bank. Upon any drawing under a Letter of Credit, the amount of the drawing shall immediately and automatically be a Letter of Credit Tranche.

          (ii) The obligation of each Buyer to pay to the Issuing Bank its proportionate share of each drawing under a Letter of Credit, and the right of each Buyer to receive amounts in respect of Letter of Credit Tranches pursuant to Sections 2.05 and 2.06, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (A)  any lack of validity or enforceability of this Agreement;

          (B) the existence of any claim, set-off, defense or other right which NSFC or any Buyer may have at any time against a beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Servicer, NSC, any Issuing Bank, any Buyer or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions;

          (C) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (D) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement;

          (E) any failure of the Issuing Bank to provide notice to such Buyer of any drawing under any Letter of Credit; or

          (F) the occurrence or continuance of any Termination Event or Potential Termination Event.

          (iii) If any Buyer shall fail to pay its pro rata share of any drawing under a Letter of Credit on the date of such drawing, the Issuing Bank shall retain its rights with respect thereto and shall be repaid by distribution by the Collateral Agent to the Issuing Bank of any payment which such Buyer is otherwise entitled to receive under this Agreement. Any funds not paid by such Buyer to the Issuing Bank hereunder shall bear interest for each day from the day until such amount shall be paid in full
(i) for the period from the day of the drawing to and including the first day after the Buyer receives notice of such drawing at a rate per annum equal to the rate described in clause (y) of the definition of "Base Rate" and (ii) on any day or days thereafter the rate described in clause (i) of the definition of
"Base Rate"           per annum.

          (d) Limitation of Liability with respect to Letters of Credit; Indemnification. (i) As among NSFC, on the one hand, and the Buyers and Agents and the Issuing Banks, on the other, NSFC assumes all risk of the acts and omissions of, or misuse of the Letters of Credit by, the beneficiaries of such Letters of Credit. Without limiting the foregoing, the Buyers and Agents and the Issuing Banks shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any draft, demand, application or other document submitted by any party in connection with any Letter of Credit or the application for or issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity, genuineness or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher; (E) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or with respect to the proceeds thereof;
(F) for the misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; or (G) for any consequences arising from causes beyond the control of the Buyers, the Agents or the Issuing Banks, including, without limitation, any act or omission, rightful or wrongful, of any present or future de jure or de facto government or governmental authority. None of the above circumstances shall affect, impair or prevent the vesting of any of the Issuing Bank's rights or powers under this Section or
Section 8.03 hereof.

          (ii) In furtherance and extension, and not in limitation, of the specific provisions set forth above, no action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or any related documents, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct, shall expose any Buyer, either Agent or any Issuing Bank to any liability to the NSFC or relieve NSFC of any of its obligations hereunder.

          (iii) NSFC shall indemnify each Issuing Bank against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability that such Issuing Bank may suffer or incur (except as a result of such Issuing Bank's gross negligence or willful misconduct) in connection with the Letters of Credit and the transactions contemplated thereby.

          (iv) Each Buyer shall, ratably in accordance with its Commitment, indemnify each Issuing Bank (to the extent not reimbursed by NSFC) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability that such Issuing Bank may suffer or incur (except as a result of such Issuing Bank's gross negligence or willful misconduct) in connection with the Letters of Credit and the transactions contemplated thereby.

          (e) Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Section, (i) NSFC shall have no obligation to indemnify any Buyer, either Agent or any Issuing Bank in respect of any liability incurred by such Person arising solely out of the gross negligence or willful misconduct of such Person and (ii) NSFC shall have a claim against the Issuing Bank and such Issuing Bank shall be liable to NSFC to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by such NSFC or its Affiliates which were caused by (x) such Issuing Bank's willful misconduct or gross negligence in determining whether the documents presented under a Letter of Credit issued by it complied with the terms of such Letter of Credit or (y) such Issuing Bank's willful or grossly negligent failure to pay under a Letter of Credit issued by it after presentation to it of a drawing certificate and any other documents strictly complying with the terms and conditions of such Letter of Credit.

          2.02B. Reserve Letter of Credit. (a) On the Closing Date, the Reserve L/C Bank shall issue the Reserve Letter of Credit. NSFC shall pay the Reserve L/C Bank's customary issuance and drawing fees with respect to the Reserve Letter of Credit, such fees to be payable in accordance with Sections 2.05, 2.06 and 2.10.

          (b)  The right of the Reserve L/C Bank to receive amounts under
Section 2.06 in respect of drawings under the Reserve Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be binding in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (A)  any lack of validity or enforceability of this Agreement;

          (B) the existence of any claim, set-off, defense or other right which NSFC may have at any time against a beneficiary of the Reserve Letter of Credit, the Reserve L/C Bank or any other Person, whether in connection with this Agreement, the Reserve Letter of Credit, the transactions contemplated herein or any unrelated transactions;

          (C) any draft, certificate or any other document presented under the Reserve Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

          (D) the surrender or impairment of any security for the performance or observance of any of the terms of this Agreement.

          (c) (i) As among NSFC, on the one hand, and the Reserve L/C Bank, on the other, NSFC assumes all risk of the acts and omissions of, or misuse of the Reserve Letter of Credit by, the beneficiary of the Reserve Letter of Credit. Without limiting the foregoing, the Reserve L/C Bank shall not be responsible:
(A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any draft, demand, application or other document submitted by any party in connection with the Reserve Letter of Credit or the application for or issuance of the Reserve Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity, genuineness or sufficiency of any instrument transferring or assigning or purporting to transfer or assign the Reserve Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of the Reserve Letter of Credit to comply fully with the conditions required in order to draw upon the Reserve Letter of Credit; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex, telecopy or otherwise, whether or not they be in cipher; (E) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under the Reserve Letter of Credit or with respect to the proceeds thereof; (F) for the misapplication by the beneficiary of the Reserve Letter of Credit or of the proceeds of any drawing under the Reserve Letter of Credit; or (G) for any consequences arising from causes beyond the control of the Reserve L/C Bank, including, without limitation, any act or omission, rightful or wrongful, of any present or future de jure or de facto government or governmental authority. None of the above circumstances shall affect, impair or prevent the vesting of any of the Reserve L/C Bank's rights or powers under this Section or Section 8.03 hereof.

          (ii) In furtherance and extension, and not in limitation, of the specific provisions set forth above, no action taken or omitted by the Reserve L/C Bank under or in connection with any Letter of Credit or any related documents, if taken or omitted in good faith and in the absence of gross negligence or willful misconduct, shall expose the Reserve L/C Bank to any liability to NSFC or relieve NSFC of its obligations hereunder.

          (iii) NSFC shall indemnify the Reserve L/C Bank against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability that the Reserve L/C Bank may suffer or incur (except as a result of the Reserve L/C Bank's gross negligence or willful misconduct) in connection with the Reserve Letter of Credit and the transactions contemplated thereby.

          (d) Notwithstanding anything to the contrary contained in this Section, (i) NSFC shall have no obligation to indemnify the Reserve L/C Bank in respect of any liability incurred by the Reserve L/C Bank arising solely out of the gross negligence or willful misconduct of the Reserve L/C Bank and (ii) NSFC shall have a claim against the Reserve L/C Bank and the Reserve L/C Bank shall be liable to NSFC to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by such NSFC which were caused by (x) the Reserve L/C Bank's willful misconduct or gross negligence in determining whether the documents presented under the Reserve Letter of Credit issued by it complied with the terms of the Reserve Letter of Credit or (y) the Reserve L/C Bank's willful or grossly negligent failure to pay under the Reserve Letter of Credit after presentation to it of a drawing certificate and any other documents strictly complying with the terms and conditions of the Reserve Letter of Credit.

          2.03. Tranches; Yield Accrual Periods; Yield Rates. (a) NSFC shall for each Incremental Purchase in respect of which the Purchase Price is paid in Dollars and thereafter prior to the expiry of each Yield Accrual Period allocate portions of the Aggregate Net Investment (any such portion so allocated, and any Letter of Credit Tranche, being herein referred to as a "Tranche") to carry a Yield at a Yield Rate to be selected by NSFC for a Yield Accrual Period to be selected by NSFC, to commence on the date of such Incremental Purchase or on the last day of the Yield Accrual Period then expiring; provided that (i) the Aggregate Net Investment may be so allocated to no more than ten Tranches (not including Letter of Credit Tranches) at any one time and (ii) the Base Rate shall be the Yield Rate for all Letter of Credit Tranches. The amount of each Tranche selected by NSFC shall be in an amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof; provided that each Letter of Credit Tranche shall be in the amount of the related drawing under a Letter of Credit, as reduced pursuant to Sections 2.05 and 2.06 hereof. Notwithstanding the foregoing, no minimums shall apply to Tranches with Yield Accrual Periods commencing after the Termination Date or during a Ratings Suspension Period after the 10th day thereof.

          (b) NSFC shall give the Administrative Agent (who shall give such notice to the Buyers) notice of the amount, Yield Rate and Yield Accrual Period (a "Yield Accrual Period Selection Notice") for each Tranche (other than a Letter of Credit Tranche), such notice to be substantially in the form of Exhibit C hereto and to be received by the Agent not later than 10:00 A.M. (New York City time) on the number of days prior to (or on) the first date of the requested Yield Accrual Period set forth below:

     Notice                                     Number of Days Prior
     ------                                     --------------------

Yield Accrual Period with an                    3 Euro-Dollar
Euro-Dollar Rate Yield Rate                     Business Days

Yield Accrual Period with
a Fixed CD Rate Yield Rate                      2 Business Days

Yield Accrual Period with a                     First day of
Base Rate Yield Rate                            requested Yield
                                                Accrual Period

Each Yield Accrual Period Selection Notice shall be irrevocable once given to the Buyers. If (x) NSFC fails to provide a Yield Accrual Period Selection Notice on a timely basis prior to the expiry of a Yield Accrual Period, or (y) the Administrative Agent determines that the Yield Rate and Yield Accrual Period requested by NSFC is unavailable pursuant to Section 2.11 or 2.12 hereof, or (z) such Yield Accrual Period commences after the Termination Date, the Yield Rate shall be the Base Rate and the related Yield Accrual Period shall be as provided therefor in the definition of "Yield Accrual Period".

          2.04. Accounts and Collections. (a) All Obligors shall be instructed to cause all Collections on account of Purchased Receivables to be mailed directly to a Lockbox with a Qualified Bank which has entered into a Lockbox Agreement governing such Lockbox and the related Lockbox Account (which shall be a separate and segregated account). If NSFC or the Servicer receives any Collections on Purchased Receivables, it shall hold such Collections in trust for the Buyers in respect of the Purchased Interest. All Lockbox Accounts shall be swept daily into (and as soon as possible, but in any event not later than two Business Days after receipt of any Collections on Purchased Receivables by NSFC or the Servicer other than through a Lockbox Account, such Collections shall be deposited into) a single collection account (the "Collection Account") to be at all times maintained with a Qualified Bank which has entered into a Lockbox Agreement (appropriately modified for the Collection Account) which has been executed and delivered to the Collateral Agent; provided that if such Qualified Bank's certificates of deposit are not at the time rated A-1+ by S&P the Collection Account shall be a corporate trust account at such Qualified Bank. Each Lockbox Account and the Collection Account shall be in the names of NSFC and the Collateral Agent, and the funds deposited in such Account shall consist solely of Collections on Purchased Receivables and shall not be commingled with any other funds of NSFC or the Servicer or any other Person.
Any funds in a Lockbox Account or the Collection Account which are not held as a deposit in such account but are invested shall be invested in Cash Collateral Account Investments. The location of each Lockbox and the number and location of each Lockbox Account and the Collection Account on the Closing Date is set forth on Schedule 2 hereto and such locations and account numbers shall not be changed, and no new Lockbox or Lockbox Account shall be added, without 30 days' prior written notice to the Collateral Agent.

          (b) At all times during the term of this Agreement the Collateral Agent shall maintain an account in its name, on behalf of the Buyers, and under its control (the "Cash Collateral Account") for the deposit of all amounts to be deposited in such account hereunder; provided that if the Collateral Agent's certificates of deposit are not at the time rated A-1+ by S&P the Collection Account shall be a corporate trust account at the Collateral Agent. The Collateral Agent shall allocate amounts in the Cash

Collateral Account to the Yield Reserve Requirement, Yield, Fees and Aggregate Net Investment for purposes of Sections 2.05 and 2.06.

          (c) Amounts on deposit in the Cash Collateral Account shall be invested from time to time in Cash Collateral Account Investments selected by the Collateral Agent. Interest or other earnings on Cash Collateral Account Investments in the Cash Collateral Account shall be credited to such account and, on each Settlement Date prior to the Termination Date shall (provided no Termination Event and no Potential Termination Event has occurred and is then continuing) be paid to NSFC and shall, commencing on the Termination Date, be applied in accordance with Section 2.06. The Collateral Agent shall have no liability in respect of the Cash Collateral Account Investments or any returns or losses thereon.

          2.05. Pre-Termination Procedures; Reinvestment. (a) On each Business Day after the Closing Date but prior to the Termination Date, the Servicer shall allocate to the Buyers an amount equal to the product of (x) the Buyers' Interest (as set forth on the Daily Report prepared on the Computation Date for such Business Day) multiplied by (y) the sum of (i) Collections theretofore received in Lockbox Accounts (or otherwise) and to be deposited to the Collection Account on such Business Day and (ii) amounts already on deposit in the Collection Account and not previously applied and accounted for pursuant to Sections 2.05 and 2.06 (the amount described in this clause (y) referred to as "New Collections"). Such Buyers' share of New Collections shall be held or applied on such Business Day in the following order of priority:

          (i) if the amount on deposit in the Cash Collateral Account with respect to the Yield Reserve Requirement does not equal the then Yield Reserve Requirement, to be deposited in the Cash Collateral Account and held in respect thereof, an amount equal to the excess of (x) the then Yield Reserve Requirement over (y) the amount then on deposit with respect to the Yield Reserve Requirement;

          (ii) to be deposited to the Cash Collateral Account and there held until application pursuant to (1) below, with respect to each Tranche, an amount equal to the excess of (x) all Yield accrued and unpaid for such Tranche to such day over (y) the amount theretofore held, and then on deposit, with respect to Yield on such Tranche pursuant to this clause
     (ii);

          (iii) to be deposited to the Cash Collateral Account and there held until application pursuant to (2) below, an amount equal to the excess of
     (x) all accrued and unpaid Issuing Bank Letter of Credit Fees to such day over (y) the amount theretofore held, and then on deposit, with respect to such Fees pursuant to this clause (iii) or Clause (b) (ii) below;

          (iv) to be deposited to the Cash Collateral Account and there held until application pursuant to (2) below, an amount equal to the excess of
     (x) all accrued and unpaid Letter of Credit Participation Fees to such day over (y) the amount theretofore held, and then on deposit, with respect to such Fees pursuant to this clause (iv) or clause (b) (iii) below;

          (v) to be deposited to the Cash Collateral Account and there held until application pursuant to (2) below, an amount equal to the excess of
     (x) all accrued and unpaid Reserve L/C Fees to such day over (y) the amount theretofore held, and then on deposit, with respect to such Fees pursuant to this clause (v) or clause (b)(iv) below;

         (vi) to be deposited to the Cash Collateral Account and there held until application pursuant to (2) below,an amount equal to the excess of
     (x) all accrued and unpaid Commitment Fees to such day over (y) the amount theretofore held, and then on deposit, with respect to such Fees pursuant to this clause (vi) or clause (b)(v) below;

        (vii) to be paid to the Administrative Agent for distribution to the Buyers, an amount equal to the outstanding Letter of Credit Tranches;

       (viii) during a Ratings Suspension Period, commencing after the 10th day thereof, to be paid to the Administrative Agent for distribution to the Reducing Buyers, an amount equal to their share of all Tranches having a Yield Accrual Period ending on or before such day of payment but on or after the 10th day of such Ratings Suspension Period, such distribution to be made ratably to such Buyers in proportion to their respective Commitment Reductions;

         (ix) to be paid to the Servicer on such day, an amount which will equal, for each day (to and including such Business Day) as to which there is accrued and unpaid Servicer's Compensation (an "accrual day") an amount equal to (x) the Buyers' Interest as of the close of business on the Computation Date for such accrual day times (y) the Servicer's Compensation accrued on such accrual day; and

          (x) the remainder of such Buyers' share of New Collections (the "Remainder") shall be applied in accordance with Section 2.05(c) hereof.

          Payments of amounts so allocated and held in the Cash Collateral Account shall be made as follows:

          (1) On the last day of each Yield Accrual Period for a Tranche (or to the extent funds are insufficient therefor, as funds become available on each of the succeeding five Business Days), the Collateral Agent shall withdraw from the Cash Collateral Account and distribute to the Buyers the Yield accrued with respect to such Yield Accrual Period which was retained in the Cash Collateral Account with respect thereto pursuant to clause (ii) above and, if necessary to pay all Yield accrued, shall apply moneys to pay such Yield from amounts in the Cash Collateral Account in respect of the Yield Reserve Requirement.

          (2) On each Settlement Date, the Collateral Agent shall withdraw from the Cash Collateral Account and pay to the Administrative Agent for distribution to the Buyers the Commitment Fees and the Letter of Credit Participation Fees, to the Issuing Banks the Issuing Bank Letter of Credit Fees, and to the Reserve L/C Bank the Reserve L/C Fee accrued since the last Settlement Date and retained in the Collection Account with respect thereto pursuant to clauses (iii), (iv), (v) or (vi) above or clauses
     (b)(ii), (iii), (iv) or (v) below.

          (b) On each Business Day after the Closing Date but prior to the Termination Date, the Servicer shall allocate to NSFC, as its share of New Collections, an amount equal to the product of (x) the Transferor's Interest (as set forth on the Daily Report prepared on the Computation Date for such Business
Day) multiplied by (y) New Collections. NSFC's share of New Collections shall be held or applied on such Business Day in the following order of priority:

          (i) to be paid to the Agents, the Issuing Banks, the Reserve L/C Bank and the Buyers on such day, an amount equal to all Other Expenses due to the Agents, the Issuing Banks, the Reserve L/C Bank and the Buyers under the Program Documents;

          (ii) to be deposited to the Cash Collateral Account and there held until application pursuant to

     (a)(2) above, an amount equal to the excess of (x) all accrued and unpaid Issuing Bank Letter of Credit Fees to such day over (y) the sum of (a) the amount theretofore held, and then on deposit, pursuant to this clause (ii) and (B) the amount theretofore held, and then on deposit, or allocated on such Business Day, pursuant to clause (a)(iii) above;

          (iii) to be deposited to the Cash Collateral Account and there held until application pursuant to (a)(2) above, an amount equal to the excess of (x) all accrued and unpaid Letter of Credit Participation Fees to such day over (y) the sum of (A) the amount theretofore held, and then on deposit, pursuant to this clause (iii) and (B) the amount theretofore held, and then on deposit, or allocated on such Business Day, pursuant to clause
     (a)(iv) above;

          (iv) to be deposited to the Cash Collateral Account and there held until application pursuant to (a)(2) above, an amount equal to the excess of (x) all accrued and unpaid Reserve L/C Fees to such day over (y) the sum of (A) the amount theretofore held, and then on deposit, pursuant to this clause (iv) and (B) the amount theretofore held, and then on deposit, or allocated on such Business Day, pursuant to clause (a)(v) above;

           (v) to be deposited to the Cash Collateral Account and there held until application pursuant to (a)(2) above, an amount equal to the excess of (x) all accrued and unpaid Commitment Fees to such day over (y) the sum of (A) the amount theretofore held, and then on deposit, pursuant to this clause (iv) and (B) the amount theretofore held, and then on deposit, or allocated on such Business Day, pursuant to clause (a)(vi) above;

          (vi) to be paid to the Servicer on such day, an amount which will equal, for each accrual day, an amount equal to (x) the Transferor's Interest as of the close of business on the Computation Date for such accrual day times (y) the Servicer's Compensation accrued on such accrual day; and

         (vii) any remaining amount of NSFC's share of New Collections shall be paid to NSFC.

          (c) On each Business Day after the Closing Date but prior to the Termination Date, (A) Available Collections, up to the amount of the Aggregate Net Investment, shall be allocated to one or more of the following applications, as NSFC shall specify in a notice to the Servicer and the Collateral Agent:

          (i) all or any portion of the Remainder may be deposited into the Cash Collateral Account to be held in respect of Aggregate Net Investment, to reduce Adjusted Aggregate Net Investment; or

         (ii) all or any portion of the Available Collections may be paid to the Administrative Agent for distribution to the Buyers to reduce Aggregate Net Investment (and, in such event, NSFC shall give notice to the Administrative Agent as to which Tranches shall be reduced); or

        (iii) all or any portion of the Available Collections may be automatically reinvested (each such reinvestment, a "Reinvestment") by the Collateral Agent on behalf of the Buyers, and thus paid to NSFC, subject to the provisions of Section 3.03;

provided, that a Tranche bearing interest at the Euro-Dollar Rate or the Fixed CD Rate may only be reduced at the end of the Yield Accrual Period for such Tranche and no partial reduction of a Tranche shall be in an amount less than $5,000,000 or leave less than $1,000,000 of such Tranche outstanding; and (B) Available Collections in excess of the Aggregate Net Investment shall be paid to NSFC.

          2.06. Post-Termination Procedures. (a) On each Business Day on or after the Termination Date to and including the Final Payment Date, the Servicer shall allocate to the Buyers an amount equal to the product of (x) the Buyers' Interest (as set forth on the Daily Report prepared on the Computation Date for such Business Day) multiplied by (y) New Collections. Such Buyers' share of New Collections shall be immediately paid over to the Cash Collateral Account and, together with all other monies then on deposit in the Cash Collateral Account, held or distributed on such Business Day in the following order of priority:

           (i) to pay to the Administrative Agent for distribution to the Buyers an amount equal to accrued and unpaid Yield with respect to each Tranche having a Yield Accrual Period ending on or before such Business Day (or to the extent monies are insufficient therefor, the Collateral Agent shall draw on the Reserve Letter of Credit for such amount);

          (ii) if there is any Yield Accrual Period for a Tranche which is not ending on such Business

     Day, then, to be held in the Cash Collateral Account until application pursuant to clause (i), with respect to each such Tranche, an amount equal to the Yield accrued and unpaid for such Tranche to such day;

         (iii) to reimburse the Reserve L/C Bank in respect of any prior drawings pursuant to clause (i) above which have not theretofore been reimbursed, together with interest accrued thereon (on the basis of a 360-day year) from the date of drawing to the date of payment at the rate specified in clause (i) of the definition of "Base Rate" plus 2% per annum;

          (iv) to pay to the Administrative Agent for distribution to the Buyers and the Issuing Banks, as relevant, (w) first, accrued and unpaid Issuing Bank Letter of Credit Fees, (x) second, accrued and unpaid Letter of Credit Participation Fees, (y) third, accrued and unpaid Reserve L/C Fees and (z) fourth, accrued and unpaid Commitment Fees;

           (v) to pay to the Servicer, for each accrual day for which the Servicer is not an Affiliate of NSFC, an amount equal to (x) the Buyers' Interest as of the close of business on the Computation Date for such accrual day times (y) the Servicer's Compensation accrued on such accrual day;

          (vi) to be held in the Cash Collateral Account until the Final Payment Date, an amount equal to 1% of Aggregate Net Investment;

         (vii) to pay to the Administrative Agent for distribution to the Buyers an amount equal to the outstanding Letter of Credit Tranches;

        (viii) to pay to the Administrative Agent for distribution to the Buyers an amount in reduction of the Aggregate Net Investment, applying such amount only to Tranches (other than Letter of Credit Tranches) whose Yield Accrual Period ends on such Business Day and Tranches whose Yield Rate is the Base Rate;

          (ix) to be held in the Cash Collateral Account until applied pursuant to clause (viii), an amount equal to the sum of the Tranches whose Yield Accrual Periods do not end on such Business Day and whose Yield Rate is not the Base Rate;

           (x) to be held in the Cash Collateral Account until applied pursuant to clause (vii), the aggregate

     Undrawn L/C Amount in respect of all outstanding Letters of Credit;

          (xi) to be held in the Cash Collateral Account until applied pursuant to clause (iv), the aggregate amount of L/C Fees that would accrue on all outstanding Letters of Credit until their respective expiry dates;

         (xii) to reimburse the Reserve L/C Bank in respect of any prior drawing in respect of Aggregate Net Investment which has not theretofore been reimbursed, together with interest accrued thereon (on the basis of a 360-day year) from the date of drawing to the date of payment at the rate specified in clause (i) of the definition of "Base Rate" plus 2% per annum;

        (xiii) to pay to the Agents, the Issuing Banks, the Reserve L/C Bank and Buyers any Other Expenses (whether or not then due) owing to the Agents, the Issuing Banks, the Reserve L/C Bank and Buyers not paid pursuant to clause (b)(iv) below;

         (xiv) to pay to the Servicer, for each accrual day for which the Servicer is an Affiliate of NSFC, an amount equal to (x) the Buyers' Interest as of the close of business on the Computation Date for such accrual day times (y) the Servicer's Compensation accrued on such accrual day; and

          (xv) the balance shall be held in the Cash Collateral Account for future application as aforesaid.

If, 60 days after the Termination Date, there are any amounts not yet paid (or, in the case of Undrawn L/C Amounts, then held in the Cash Collateral Account pursuant to clause (x) above) in respect of Aggregate Net Investment, the Collateral Agent shall draw on the Reserve Letter of Credit in an amount equal to the lesser of such amounts and the amount then available for drawing under the Reserve Letter of Credit and apply such amounts pursuant to clauses (vii),
(viii), (ix) and (x) above.

          (b) On the Termination Date and on each Business Day thereafter to and including the Final Payment Date, the Servicer shall allocate to NSFC, as its share of New Collections, an amount equal to the product of (x) the Transferor's Interest (as set forth on the Daily Report prepared on the Computation Date for such Business Day) multiplied by (y) New Collections. NSFC's share of New Collections shall be applied on such Business Day in the following order of priority:

          (i) to pay to the Servicer, for each accrual day for which the Servicer is not an Affiliate of NSFC, an amount equal to (x) the Transferor's Interest as at the close of business on the Computation Date for such accrual day times (y) the accrued Servicer's Compensation accrued on such accrual day;

          (ii)  for deposit into the Cash Collateral Account,

          (w)  first, accrued and unpaid Issuing Bank Letter of Credit Fees,
          (x)  second, accrued and unpaid Letter of Credit Participation Fees,
          (y)  third, accrued and unpaid Reserve L/C fees, and
          (z)  fourth, accrued and unpaid Commitment Fees,

     in each case owing to the Issuing Banks, the Reserve L/C Bank and the Buyers and not paid or provided for pursuant to subsection (a) above;

          (iii) to be held in the Cash Collateral Account until applied pursuant to clause (a)(iv), the aggregate amount of L/C Fees that would accrue on all outstanding Letters of Credit and the Reserve Letter of Credit until their respective expiry dates, to the extent such amount is not already provided for pursuant to subsection (a) above;

          (iv) to be paid to the Agent, the Issuing Banks, the Reserve L/C Bank and the Buyers on such day, all Other Expenses owing to the Agents, the Issuing Banks, the Reserve L/C Bank and the Buyers;

          (v) to pay the Servicer, for each accrual day for which the Servicer is an Affiliate of NSFC, an amount equal to (x) the Transferor's Interest as at the close of business on the Computation Date for such accrual day times (y) the accrued Servicer's Compensation accrued on such accrual day; and

          (vi)  the balance shall be paid to NSFC.

          (c) On the Business Day after the Final Payment Date, (i) the Servicer shall recompute the Buyers' Interest as 0%, (ii) the Buyers shall be deemed to have reconveyed to NSFC, without representation or warranty, the Purchased Interest, (iii) the Collateral Agent shall pay to NSFC any amounts held in the Collection Account and the Cash Collateral Account and (iv) the Agents and the Buyers shall execute and deliver to NSFC, at NSFC's expense, such documents or instruments as are reasonably necessary to terminate their interest in the Receivables, all Related Security, all Collections with respect thereto and all proceeds of the foregoing.

          2.07. Fees; Servicer's Compensation. (a) NSFC shall pay the following fees:

          (i) on the Closing Date to the Collateral Agent, for the account of the Agents, the fee to be paid to the Agents on the Closing Date as set forth in the fee letter dated March 15, 1994;

          (ii) on the Closing Date to the Administrative Agent, for the account of each Buyer, an amount equal to .125% of such Buyer's Commitment;

        (iii) to the Agents such other fees in such amounts and at such times as are set forth in the fee letter dated March 15, 1994; and

          (iv) as provided in Section 2.10, the Commitment Fees and L/C Fees.

          (b) The Servicer's Compensation shall be paid to the Servicer in accordance with Sections 2.05 and 2.06 hereof. Servicer's Compensation payable to NSC as Servicer shall accrue on each day until the earlier of the Final Payment Date and the date of a Servicing Transfer, in an amount equal to the product of (1) 2% per annum (calculated on a 360-day basis) and (2) the aggregate Outstanding Balance of Purchased Receivables on such day.

          2.08.  Optional Reduction of Commitments.   NSFC may reduce in whole
or in part the total Commitments (but not below the Aggregate Net Investment) or the Maximum Letter of Credit Commitment by giving the Agent written notice thereof at least three Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof. Any reduction in the total Commitments shall cause a pro rata reduction in the Commitment of each Buyer.

          2.09. Payments Under Certain Circumstances. (a) (i) If, as to any Receivable, a representation or warranty deemed made pursuant to Section 3.03 on the date of any Purchase of a Purchased Interest therein was not true when deemed made, NSFC shall, within two Business Days of discovery by or notice to NSFC of such fact, deposit in the Collection Account, as a Collection with respect thereto, the Outstanding Balance of such Receivable;

        (ii) if at any time the Buyers shall cease to have a perfected undivided ownership interest, or a first priority perfected security interest, in a Purchased Receivable, free and clear of any Adverse Interest, NSFC shall, within two Business Days of discovery by or notice to NSFC of such fact, deposit in the Collection Account, as a Collection with respect thereto, the Outstanding Balance of such Receivable; or

         (iii) if on any day the Outstanding Balance of a Purchased Receivable (or the amount thereof treated as an Eligible Receivable) is reduced or canceled as a result of any Dilution Adjustment or dispute, defense, counterclaim or setoff with respect to such Receivable, NSFC shall deposit in the Collection Account on such day (or, if such day is not a Business Day, the next succeeding Business Day), as a Collection with respect thereto, the amount of such reduction or cancellation in the Collection Account;

provided that, so long as no Termination Event or Potential Termination Event shall have occurred and be continuing, no such deposit shall be required except to the extent that if such deposit were not made, the Adjusted Buyers' Interest would exceed 95% (calculated, prior to the Termination Date, after applying Available Collections in accordance with Section 2.05 hereof); provided further that if the circumstances described in clause (ii) applies to all Purchased Receivables, NSFC shall instead repurchase the Purchased Interest at a price equal to the Aggregate Unpaids by paying such amount to the Administrative Agent for the account of the Buyers (with amounts in respect of outstanding Letters of Credit to be held by the Collateral Agent in the Cash Collateral Account and applied to reimburse the Issuing Banks for drawings made under Letters of Credit and to pay the Buyers, the Issuing Banks and the Reserve L/C Bank accrued L/C Fees on Settlement Dates).

          (b) NSFC may at any time at its option reduce the Aggregate Net Investment by directly paying monies from its funds to the Administrative Agent for distribution to the Buyers for application to such Tranche or Tranches as NSFC shall direct; provided that

          (i) no such reduction may be made in respect of any Tranche accruing Yield at the Euro-Dollar Rate or the Fixed CD Rate except at the end of the Yield Accrual Period therefor; and

         (ii) no such reduction may be made in respect of any Tranche accruing Yield at the Base Rate unless it is in an amount equal to the lesser of (x) $1,000,000 and (y) the amount of such Tranche and, if it is a partial reduction of a Tranche, the amount of the remaining portion of such Tranche shall not be less than $1,000,000.

          2.10. Payments and Computations; Crossover Date. (a) All amounts to be paid to the Agents, the Issuing Banks, the Reserve L/C Bank or the Buyers hereunder shall be paid in accordance with the terms hereof no later than 12:00 Noon (New York City time) on the day when due in immediately available funds to the account of the Administrative Agent indicated on the signature pages hereof or otherwise notified by the Administrative Agent. No such amount shall, except as provided in the further proviso in Section 2.09(a), be deemed paid by virtue of its deposit in the Collection Account or the Cash Collateral Account. Except as provided in the further proviso in Section 2.09(a) and in Section 2.09(b), payment in respect of Aggregate Net Investment, Yield, Servicer's Compensation and reimbursement of drawings under the Reserve Letter of Credit and interest thereon shall be paid (and shall be due and payable) only out of Collections pursuant to Section 2.05 and 2.06; Fees and Other Expenses shall be paid pursuant to Section 2.05 and 2.06, or if not so paid, shall in any event be payable by NSFC in arrears on each Settlement Date (in the case of Fees) or when due (in the case of Other Expenses). Amounts payable to the Agents, the Issuing Banks, the Reserve L/C Bank or the Buyers under any provision of Section 2.05 or
2.06 should be paid ratably (subject to the provisions of Section 2.02A(c)) to the extent of funds available. NSFC shall, to the extent permitted by law, pay to the Agents, the Issuing Banks, the Reserve L/C Bank or the Buyers upon demand, interest on all amounts not paid when due and payable hereunder at a
rate equal       per annum plus the Base Rate (calculated on the basis of a year of 365 days and actual days elapsed). All computations by the Agents of amounts payable hereunder shall be binding and conclusive absent manifest error.

          (b) The Buyers' Interest shall be calculated by the Servicer for purposes of each Purchase Notice and each Daily Report. If the Servicer shall fail to promptly calculate the Buyers' Interest as required herein, the Collateral Agent may calculate the Buyers' Interest. All calculations of the Buyers' Interest shall be rounded to the nearest 1/100 of 1% (with any calculation that yields 5/1000 of 1% as a last digit being rounded upward). The Buyers acknowledge that all calculations hereunder made by NSFC, the Servicer or the Agents, are being made on a best efforts basis to the extent of information reasonably available at the time such calculations are being made.

          (c) If at any time during a Ratings Suspension Period

          (x)(a) the amount of the Continuing Commitments of the Continuing Buyers, less their share of the outstanding Tranches, less the aggregate Undrawn L/C Amount in respect of all Letters of Credit equals or exceeds

          (b) the amount which would have to be paid to the Reducing Banks in order for each Reducing Buyer's share of the outstanding Tranches to not exceed its Continuing Commitment less its New Percentage of the aggregate Undrawn L/C Amount, and

          (y) the Aggregate Net Investment does not exceed the aggregate amount of the Continuing Commitments,

          NSFC may request the Continuing Buyers to, and the Continuing Buyers shall, pursuant to Section 8.08(c), purchase assignments of the outstanding Tranches from the Reducing Buyers such that

          (i) each Reducing Buyer's share of the outstanding Tranches does not exceed its Continuing Commitment less its New Percentage of the aggregate Undrawn L/C Amount,

          (ii) the Continuing Buyers shall be deemed to have purchased assignment of interests in the Letters of Credit from the Reducing Buyers such that after giving effect thereto each Continuing Buyer shall have a New Percentage interest in each Letter of Credit, and

          (iii) thereupon the Crossover Date shall have occurred.

          On the Crossover Date, NSFC shall pay to Buyers that are not Continuing Buyers all accrued Fees and Other Expenses for their account.

          2.11. Change in Circumstances. If, prior to the commencement of any Yield Accrual Period, (a) deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Yield Accrual Period or (b) Buyers having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Buyers of maintaining or funding Tranches the Yield Rate of which is based on the Fixed CD Rate or the Euro-Dollar Rate, as the case may be, for such Yield Accrual Period, the Administrative Agent shall forthwith give notice thereof to

NSFC and the Buyers, whereupon until the circumstances giving rise thereto no longer exist, the obligations of the Buyers to allocate any portion of the Aggregate Net Investment to any Tranche the Yield Rate of which is based on the Fixed CD Rate or the Euro-Dollar Rate, as the case may be, shall be suspended.

          2.12. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Buyer or its booking office for this facility with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency shall make it unlawful or impossible for such Buyer to allocate its pro rata share of the Aggregate Net Investment to any Tranche the Yield Rate of which is based on the Euro-Dollar Rate and such Buyer shall so notify the Administrative Agent, then the Administrative Agent shall forthwith give notice thereof to the other Buyers and NSFC, whereupon until such Buyer notifies the Administrative Agent and NSFC that such circumstances no longer exist, the obligation of such Buyer to allocate its pro rata share of the Aggregate Net Investment to any Tranche the Yield Rate of which is based on the Euro-Dollar Rate shall be suspended. If such Buyer shall determine that it may not lawfully continue to allocate its pro rata share of the Aggregate Net Investment to any outstanding Tranche the Yield Rate of which is based on Euro-Dollar Rate, then such Buyer's pro rata share of such Tranche shall be deemed to be a separate Tranche with a Yield based on the Base Rate but with the Yield Accrual Period otherwise applicable to such Tranche.

          2.13. Funding Losses. If for any reason in respect of any Tranche the Yield Rate of which is determined by reference to the Euro-Dollar Rate or Fixed CD Rate, a reduction is effected on any day other than the last day of the Yield Accrual Period selected or applicable thereto or the relevant Tranche is otherwise not outstanding for the duration of such Yield Accrual Period or if NSFC fails to complete any Incremental Purchase after notice has been given to the Buyers in accordance with Section 2.02 hereof, NSFC shall reimburse each Buyer within 10 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective participant in such Tranche), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin. Any such Buyer making such demand for reimbursement shall deliver to NSFC a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

                                  ARTICLE III

                   CONDITIONS TO EFFECTIVENESS AND PURCHASES
                   -----------------------------------------

          3.01. Conditions to Effectiveness. This Agreement shall become effective on the date (the "Closing Date") on which NSFC shall deliver or cause to be delivered to the Agents the following, all of which shall be in form and substance acceptable to the Agents:

          (a) a Buyer's Certificate for each of the Buyers duly executed by NSFC;

          (b) certificate of incorporation of NSFC, substantially in the form of Exhibit K, certified as of a date reasonably near the Closing Date by the Secretary of State of Delaware;

          (c) a good standing certificate for NSFC issued by the Secretary of State of the State of Delaware and a certificate of qualification of NSFC as a foreign corporation issued by the Secretary of State of the State of Indiana, each dated a date reasonably near the Closing Date;

          (d) (i) a copy of the resolutions, substantially in the form contained in Exhibit L, of the board of directors of NSFC certified as of the Closing Date by its secretary or an assistant secretary authorizing the execution, delivery and performance of the Program Documents and approving the transactions contemplated thereby; and (ii) a certificate of the secretary or an assistant secretary of NSFC dated the Closing Date and certifying (x) the names and signatures of the officers authorized on its behalf to execute the Program Documents and any other documents to be delivered by NSFC thereunder, (y) a copy of NSFC's by-laws, substantially in the form contained in Exhibit L, and (z) the names of NSFC's outside directors;

          (e) (i) a copy of the resolutions of the board of directors of NSC, substantially in the form of Exhibit M, certified as of the Closing Date by its secretary or an assistant secretary authorizing the execution, delivery and performance of the Program Documents and approving the transactions contemplated thereby; and (ii) a certificate of the secretary or an assistant secretary of NSC dated the Closing Date and certifying

     (x) the names and signatures of the officers authorized on its behalf to execute the Program Documents and any other documents to be delivered by NSC thereunder and (y) a copy of NSC's by-laws;

          (f) the certificate of incorporation of NSC certified as of a date reasonably near the Closing Date by the Secretary of State of NSC's jurisdiction of incorporation;

          (g) a good standing certificate for NSC issued by the Secretary of State of NSC's jurisdiction of incorporation, dated a date reasonably near the Closing Date;

          (h) acknowledgement copies of proper financing statements (Form UCC-1) dated a date reasonably near the Closing Date naming NSFC as the seller of the Purchased Interest in Receivables and the Collateral Agent for the Buyers as purchasers thereof or other similar instruments or documents as may be necessary or, in the opinion of the Collateral Agent or its counsel, desirable under the UCC of all appropriate jurisdictions to evidence and perfect the Buyers' ownership interest in the Purchased Interest;

          (i) acknowledgment copies of proper financing statements (Form UCC-1) dated a date reasonably near the Closing Date naming NSC as the seller of Receivables and NSFC as purchaser thereof or other similar instruments or documents as may be necessary or, in the opinion of the Collateral Agent or its counsel, desirable under the UCC of all appropriate jurisdictions to evidence and perfect NSFC's ownership interest in all Receivables, and of assignments of such financing statements to the Collateral Agent;

          (j) acknowledgement copies of proper financing statements (Form UCC-3) necessary to release all security interests and other rights of any Person previously granted by NSC or NSFC in Receivables, Contracts, inventory or goods;

          (k) (i) requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to Collateral Agent or its counsel) dated a date reasonably near the Closing Date listing all effective financing statements which name either NSC or NSFC (under its present name and any previous name) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (h) or (i) above, together with copies of such financing statements (none of which, unless subject to a release referred to in item
     (j) above, shall cover any Receivables or Contracts which, or inventory or goods the sale of which, may give rise to a Receivable) and (ii) requests for information dated a date reasonably near the Closing Date regarding tax liens against NSC or NSFC in the relevant offices in the States of Illinois, Michigan, Pennsylvania and Indiana;

          (l) copies of all Lockbox Agreements with the Lockbox Banks and the Collection Account Bank;

          (m) opinions dated the Closing Date of Yukevich Blume & Zangrilli, counsel for NSFC and NSC in substantially the forms of Exhibits G-1 and G-2; and covering such other matters as the Agent may reasonably request;

          (n) a certificate dated the Closing Date executed by an officer of each of NSFC and NSC to the effect set forth in Sections 3.02(a) and (b);

          (o) the fees described in Section 2.07(a)(i) and (ii) hereof then due;

          (p) evidence satisfactory to the Collateral Agent of the establishment of the Collection Account and the Cash Collateral Account;

          (q) based on a trial balance of Receivables as of the close of business on the Business Day preceding the Closing Date, a calculation of the purchase price paid for Receivables by NSFC to NSC pursuant to the Purchase and Sale Agreement on the Closing Date and a Purchase Notice;

          (r) a letter from NSC's independent auditor confirming the characterization of the transfer of the Receivables from NSC to NSFC as a sale under GAAP;

          (s) evidence satisfactory to the Collateral Agent that the Buyer's Certificates shall have been rated at least AAA by S&P;

          (t) an executed and completed perfection certificate substantially in the form of Exhibit N;

          (u)  the Reserve Letter of Credit;

          (v) such other documents relating hereto as the Agents or their counsel shall reasonably request; and

          (w) evidence that all Loans under the Existing Credit Facilities have been repaid in full and all other amounts payable thereunder paid in full, and that all letters of credit issued thereunder (other than those listed on Schedule 3 and the $15,449,863 letter of credit issued by The Long-Term Credit Bank of Japan, Ltd. to Pittsburgh National Bank) have been returned to the issuers thereof (or to the Administrative Agent) for cancellation.

          3.02. Conditions to Incremental Purchases. The following shall be conditions precedent to each Incremental Purchase:

           (a) the fact that the representations and warranties in Article IV hereof and Article IV of the Purchase and Sale Agreement are true and correct as of the date of such Incremental Purchase as though made on and as of such date; and

           (b) the fact that no Termination Event or Potential Termination Event shall have occurred and be continuing or occur as a result of such Incremental Purchase.

          At the time of each Incremental Purchase, NSFC shall be deemed to have represented and warranted the facts set forth in clauses (a) and (b) above.

          3.03. Conditions to Each Purchase. The following shall be conditions precedent to each Purchase:

          (a) the fact that after giving effect to such Purchase, the Adjusted Buyers' Interest shall not exceed 95%;

          (b) without limiting the generality of the foregoing, the fact that each Receivable included in the calculation of Net Pool Balance as an Eligible Receivable as of the date of such Purchase is an Eligible Receivable and otherwise properly included in such a calculation as of such date;

          (c) the fact that no Overadvance Suspension Event has occurred and is continuing; and

          (d) the fact that the Final Purchase Date has not occurred under the Purchase and Sale Agreement and that, if on the date of such Purchase, there are new

     Receivables to be purchased under the Purchase and Sale Agreement, such Receivables are in fact purchased on such day pursuant to the Purchase and Sale Agreement.

At the time of each Purchase, NSFC shall be deemed to have represented and warranted the facts set forth in clauses (a) through (d) above and shall be deemed further to have specifically represented and warranted that, as to each such Receivable included in the calculation of Net Pool Balance, the standards set forth in clause (d) of the definition of "Eligible Receivable" and the "Eligibility Criteria" set forth in the Purchase and Sale Agreement will continue to be met.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          NSFC hereby represents and warrants that:

          4.01. Organization and Qualification. It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and it is duly qualified to do business in each jurisdiction in which the ownership of its assets or the nature of its activities requires it to be so qualified.

          4.02. Corporate Power. It has the corporate power and authority to execute and deliver the Program Documents and to perform its obligations thereunder.

          4.03. Execution and Binding Effect. Each of the Program Documents to which it is a party has been duly and validly authorized, executed and delivered by it and constitutes a legal, valid and binding agreement of NSFC enforceable in accordance with its terms.

          4.04. Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification or filing (other than the filing of Form UCC-1 financing statements) with, any governmental office or agency is or will be necessary or advisable in connection with the execution and delivery by it of the Program Documents to which it is a party or the performance by it of or the compliance by it with the terms and conditions thereof.

          4.05. Absence of Conflicts. The execution and delivery by it of the Program Documents and the performance by it of and the compliance by it with the terms and conditions thereof do not and will not (i) violate any law, statute, rule or regulation or (ii) conflict with or result in a breach of or a default under (A) its charter or by-laws or (B) any agreement or instrument to which it is a party or by which it or any of its properties is bound or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any of its property.

          4.06. Accurate and Complete Disclosure. No information furnished in writing by it to the Agents or any Buyer pursuant to or in connection with this Agreement is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

          4.07. Litigation. There are no proceedings or investigations pending, or to its knowledge, threatened, against it (A) asserting the invalidity of the Program Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Program Documents, or (C) seeking any determination or ruling that might materially and adversely affect (i) the performance by it of its obligations under the Program Documents or (ii) the validity or enforceability of the Program Documents or the collectibility of the Receivables.

          4.08. Bulk Sales Act. No transaction contemplated by the Program Documents requires compliance with any bulk sales act or similar law.

          4.09. Financial Condition. Since the date of incorporation of NSFC, there has been no material adverse change in the business, financial position or results of operations or prospects of NSFC or in its ability to perform its obligations under the Program Documents.

          4.10. Margin Regulations. None of the funds provided by the Buyers hereunder will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

          4.11. Environmental Matters. Environmental Laws will not have a material adverse effect on the business, financial condition or results of operations of NSFC.

          4.12. Investment Company Act. It is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                   ARTICLE V

                                   COVENANTS
                                   ---------

          NSFC covenants, and NSC as, and only for so long as it is, Servicer hereunder, covenants to perform the obligations set forth below to be performed by the Servicer, in each case, as follows:

          5.01. General Information. Promptly upon becoming aware thereof, NSFC shall give the Agents notice of any event or condition which could reasonably be expected to have a material adverse effect on the collectibility of the Receivables or the ability of the Servicer to service such Receivables or the ability of NSFC or NSC to perform its obligations under the Program Documents. In order to verify compliance with this Section and otherwise verify compliance with this Agreement, NSFC shall furnish the following to the Buyers:

          (i) as soon as practicable and in any event within 45 days following the close of each fiscal quarter, excluding the last fiscal quarter, of each fiscal year, its unaudited balance sheet as at the end of such quarter and its unaudited statement of income for such quarter and for the fiscal year through such quarter, in accordance with GAAP, all in reasonable detail and certified by its chief financial officer or chief accounting officer;

          (ii) as soon as practicable and in any event within 90 days after the close of each fiscal year, its audited balance sheet as at the close of such fiscal year and its audited statement of income for such fiscal year, in accordance with GAAP, all reported on by Ernst & Young or other independent public accountants of nationally recognized standing;

          (iii) together with the financial statements required in clauses (i) and (ii) above, a certificate of its chief financial officer or chief accounting officer stating that, as of the date of the relevant financial statements, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof;

         (iv) as soon as possible, and in any event within five Business Days of its knowledge thereof, notice of any litigation, investigation or proceeding against it which could have a material adverse effect on the collectibility of the Receivables or its ability to perform its obligations under the Program Documents;

          (v) promptly upon becoming aware of any Termination Event or Potential Termination Event, notice thereof, together with a written statement of an executive officer, the chief financial officer or the chief accounting officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by it;

          (vi) promptly upon giving or receiving such notice, notice of a Final Purchase Date under the Purchase and Sale Agreement; and

          (vii) not later than one Business Day after receiving notice thereof, notice of any reduction, suspension or withdrawal of the rating assigned by S&P to the Buyer's Certificates; and

          (viii) as soon as it receives any notice or information pursuant to the Purchase and Sale Agreement, such notice or information.

          5.02. Information Regarding the Receivables. (a) NSFC shall cause the Servicer to, and the Servicer shall, prepare and deliver to the Collateral Agent on each Business Day on which the Aggregate Net Investment is greater than zero a report substantially in the form of Exhibit D (the "Daily Report"); provided that delivery of a Daily Report may be delayed for up to two Business Days if such delay is attributable to a systems failure or other circumstance outside the control of NSFC and the Servicer. Delivery of each Daily Report to the Collateral Agent shall be deemed a representation by NSFC that such Daily Report is, to the best knowledge of NSFC and the Servicer, accurate in all material respects. The Collateral Agent shall provide the Daily Reports to Buyers upon request.

          (b) On or prior to the Settlement Date in each month, NSFC shall cause the Servicer to, and the Servicer shall, prepare and forward to the Agents and the Buyers (i) a monthly report, substantially in the form of Exhibit E (the "Monthly Report"), as of the close of business on the Month-end Date therefor and certified by NSFC's chief executive officer, chief financial officer or chief accounting officer and (ii) if requested by the Collateral Agent, a listing (which may be in writing or in personal computer readable form) by Obligor of all Purchased Receivables. If there has been any delay in delivery of a Daily Report during the Report Month then ended, the Monthly Report shall contain an explanation of the reasons for such delay.

          (c) On or before May 31 of each calendar year, beginning with May 31, 1995, NSFC will, or will cause the

Servicer to (in which event the Servicer shall), cause a firm of nationally recognized independent public accountants (who may also render other services to NSC, the Servicer or NSFC) to furnish a report to NSFC and the Agents and the Buyers to the effect that:

          (i)  such firm has audited NSFC's and NSC's Receivables,

         (ii) in conjunction with planning and performing those audits the internal control structure of NSC and the Servicer and their internal accounting controls over the processing of Receivables was considered, and

        (iii) based on procedures whereby the Servicer's internal accounting records are compared on a random sampling basis to the information contained in the Daily Reports and Monthly Reports prepared during the period covered by such report, the information contained in the Daily Reports and Monthly Reports reviewed reconciles with the information contained in the Servicer's records relating to the Receivables.

          (d) Not more than four times per year at the Collateral Agent's request, or at any time and from time to time at the Collateral Agent's request during the continuance of a Termination Event, each of NSFC and the Servicer shall permit the Collateral Agent (or its designee) to conduct audits of the Receivables and compliance with the provisions of Section 2.04, 2.05 and 2.06, to visit and inspect any of its properties, to examine its records (and take copies and extracts therefrom), internal controls and procedures relating to the Receivables and the Obligors and its ability to perform its obligations under any of the Program Documents and to discuss such matters with its officers, employees and independent accountants. Each of NSFC and the Servicer hereby authorizes such officers, employees and independent accountants to discuss such matters with the Collateral Agent (or such designee).

          (e) NSFC will, or will cause the Servicer to (in which event the Servicer shall), furnish to the Collateral Agent and the Buyers such additional information with respect to the Receivables as the Collateral Agent may from time to time reasonably request.

          5.03.  Preservation of Corporate Existence.   NSFC shall preserve and
maintain its corporate existence and good standing in the jurisdiction of its incorporation, and be qualified in good standing as a foreign corporation in each jurisdiction in which the ownership of its assets or the nature of its activities requires it to be so qualified.

          5.04. Compliance with Laws. NSFC shall comply in all material respects with all laws applicable to it.

          5.05. No Adverse Interests. Neither NSFC nor the Servicer will cause or permit any of the Receivables, or any Related Security, any Collections thereon or any proceeds of the foregoing or any Lockbox or Lockbox Account or the Collection Account or the Cash Collateral Account to be sold, pledged, assigned or transferred or to be subject to any Adverse Interest, other than pursuant hereto. NSFC will not create, incur, assume or suffer to exist any Lien upon any of its other property or assets (other than Liens on office premises or furniture or equipment granted to an Affiliate of NSFC or the provider of such furniture or equipment).

          5.06. No Merger. NSFC will not consolidate or merge with or into any other Person.

          5.07.  Limitations on Activities of NSFC.  NSFC will not:

          (a) create, incur, assume or suffer to exist any Debt or any Guarantee or any other liability (contingent or otherwise) except (i) liabilities under the Program Documents, (ii) liabilities for taxes incidental to the operation of its business and (iii) liabilities for services supplied or furnished to NSFC;

          (b) make any loan or advance or credit to, or Guarantee the obligations of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations or securities of, or any other interest or investment in, or make any capital contribution to, any other Person, except for the purchase of Receivables pursuant to the Purchase and Sale Agreement and the investment of funds in Temporary Cash Investments or (in the Lockbox Accounts, the Collection Account or the Cash Collateral Account) in Cash Collateral Account Investments;

          (c) enter into or be a party to any agreement or instrument other than the Program Documents or documents and agreements incidental to the activities specifically contemplated by the Program Documents;

          (d) purchase or otherwise make any expenditure (by capital or operating lease or otherwise) for any assets other than (x) pursuant to the Purchase and Sale Agreement or (y) incidental to the activities specifically contemplated by the Program Documents;

          (e) engage in any business or enterprise or activities other than the activities specifically contemplated by the Program Documents and activities incidental thereto;

          (f) declare or pay any dividend or other amounts payable in respect of its capital stock (including by way of redemption or acquisition of its capital stock or rights to acquire such capital stock) or make any payment in respect of the Parent Note except to the extent of funds available therefor distributed to NSFC pursuant to Sections 2.05 and 2.06 and not required for the purchase of Receivables under the Purchase and Sale Agreement and only if no Event of Termination or Potential Event of Termination has occurred and is continuing or would be existing after giving effect thereto; or

          (g) amend in any material respect its certificate of incorporation or by-laws, or amend or fail to comply in any respect with, the provisions thereof relating to corporate separateness or NSFC's special purpose (contained in Articles Third, Tenth or Eleventh of its certificate of incorporation and Section 9 of Article III or Section 6 of Article VIII of its by-laws), or amend or fail to comply in any respect with the Parent Note.

          5.08.  Administration of Purchased Receivables.

          (a) NSFC shall, or shall cause the Servicer to (in which event the Servicer shall), maintain all records relating to the Purchased Receivables as may be necessary or advisable for the administration, servicing and collection of the Purchased Receivables (including, without limitation, duplicate records and/or system redundancy so as to enable the reconstruction of essential records in the event of any reasonably foreseeable casualty) and all other information necessary to establish or evidence the Buyers' right, title and interest in and to the Purchased Interest, such records and information to be prepared and maintained in a manner and utilizing procedures no less adequate than the manner and procedures in effect on the date hereof. All Purchased Receivables will be identified under one or more computer codes not used for any other accounts receivables or any other accounting items of NSFC or any other Person and will be readily identifiable and otherwise segregated from all other accounts receivable and other accounting items of NSFC, the Servicer, NSC and any other Person. Any printout listing the Purchased Receivables will indicate that NSFC owns the

     Purchased Receivables and that the Buyers own the Purchased Interest in the Purchased Receivables.

          (b) The administration, servicing and collection of the Purchased Receivables shall be the responsibility of the Servicer. Until a Servicing Transfer shall have occurred, NSC will act as Servicer. The Servicer shall, to the fullest extent permitted by law, have the power and authority, on behalf of NSFC, to take such actions in respect of any such Receivable as the Servicer may deem advisable and are consistent with the terms of this Agreement. The Servicer agrees to exercise the same degree of skill and care and apply the same standards, policies, procedures and diligence that it applies to the performance of the same functions with respect to its own accounts receivable. The Servicer shall comply with all applicable legal requirements in the performance of its administrative, servicing and collection functions hereunder.

          (c) NSFC will at all times observe and perform, or cause to be observed and performed, all obligations and undertakings to the Obligors arising in connection with each Receivable and the related Contract. The Servicer shall endeavor to collect or cause to be collected from the Obligor under each Receivable, as and when due, all amounts payable thereunder in accordance with the Credit and Collection Policy. Neither NSFC nor the Servicer shall do anything to modify the terms of any Receivable, except in accordance with the Credit and Collection Policy, if such modification would adversely affect NSFC or cause a Termination Event, or otherwise impair the rights of the Buyers in and to the Purchased Interest; provided that (i) NSFC or the Servicer may grant, or permit to be granted, to the Obligor under any Purchased Receivable, any Dilution Adjustment which the Servicer in good faith believes is justified, subject to the provisions of Section 2.09, and (ii) the Servicer may take or permit to be taken such action to collect Purchased Receivables as it may deem advisable, including resale of any repossessed, returned or rejected goods and rescheduling through extension or otherwise of payments due under any Receivable if reasonable business judgment indicates that such rescheduling would enhance collection results. Neither NSFC nor the Servicer shall change its business or the Credit and Collection Policy in a manner that would adversely affect NSFC or materially impair the collectibility of any Receivables or cause a Termination Event. In the event of a default under any Purchased Receivable, the Servicer shall be entitled to sue thereon in the name of NSFC and, if and only if

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

     the Collateral Agent, acting upon the instructions of the Required Buyers, consent in writing, as agent of the Buyers. Payments from Obligors shall be applied to Purchased Receivables or portions thereof as specified by the related Obligor, or, in the absence of such specification, in the chronological order in which the Purchased Receivables of such Obligor arose.

          5.09.  Protection of Purchased Interest.

          (a) NSFC and the Servicer shall, from time to time, do and perform any and all acts and execute any and all documents (including, without limitation any amendment, supplement or continuation of any financing statements under the UCC, the execution of any instrument of transfer, the giving of notice of the Purchased Interest to any Obligor and the making of notations in the records) as may be necessary, or as may be requested by the Collateral Agent, in order to effect the purposes of this Agreement and to protect the Purchased Interest against all Persons whomsoever. To the fullest extent permitted by applicable law, the Collateral Agent shall be permitted to sign and file financing and continuation statements with respect to the Purchased Interest and amendments thereto without NSFC's execution thereof.

          (b) NSFC shall not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC) or relocate its chief executive office or any office where records are kept unless it shall have (i) given the Collateral Agent at least 30 days' prior written notice thereof and
(ii) delivered an opinion of counsel (which counsel and which opinion shall be satisfactory to the Collateral Agent) to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Purchased Interest, for the period specified in such opinion, against all creditors of and purchasers from NSFC have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full. NSFC shall at all times maintain its chief executive office within the jurisdiction of the United States in which Article 9 of the Uniform Commercial Code (1972 or later revision) is in effect.

          (c) NSFC shall, promptly upon the request of the Collateral Agent (but no more, as to each of (x) and (y), than once in any calendar year unless a Termination Event or Potential Termination Event has occurred and is then continuing), provide to the Collateral Agent either or both of (x) an opinion of counsel to the effect set forth in

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

clause (ii) of subsection (b) above and (y) a report of counsel satisfactory (which counsel and which report shall be satisfactory to the Collateral Agent) as to NSFC's compliance with the provisions of its certificate of incorporation and by-laws relating to corporate separateness and NSFC's special purpose (contained in Articles Third, Tenth or Eleventh of its certificate of incorporation and Section 9 of Article III or Section 6 of Article VIII of its by-laws) and as to NSC's compliance with Section 6.08 of the Purchase and Sale Agreement.

          (d) NSFC and the Servicer agree that, subject to applicable laws, the Collateral Agent shall have the right, prior to the occurrence of a Termination Event if NSFC or the Servicer fails to do so, or at any time after the occurrence of a Termination Event, to do all such acts and things as it may deem necessary to protect the interests of the Buyers, including, without limitation, confirmation and verification of the existence, amount and status of the Purchased Receivables and collection and enforcement of the Purchased Receivables, and that NSFC and the Servicer shall cooperate fully to give effect to the foregoing.


                                   ARTICLE VI

                       TERMINATION AND SERVICING TRANSFER
                       ----------------------------------

          6.01. Termination Events. A "Termination Event" shall mean each of the following events or conditions:

          (a) (i) NSFC shall fail to transfer or deposit, or fail to cause to be transferred or deposited, to the Collateral Agent any amounts in respect of reductions in the Aggregate Net Investment when required pursuant hereto, or (ii) Yield accrued during any Yield Accrual Period is not paid to the Buyers within five Business Days of the last day of such Yield Accrual Period; or

          (b) NSFC shall fail to pay, transfer or deposit, or fail to cause to be paid, transferred or deposited, any other amount when required pursuant hereto and such failure shall remain unremedied for three Business Days; or

          (c) any representation, warranty, certification or statement made or deemed made by NSFC, the Servicer or NSC under any of the Program Documents or in any certificate or document furnished pursuant thereto shall prove to have been false or misleading in any material respect when made or deemed made, other than a false representation or warranty made pursuant to
     Section 3.03 hereof or Section 5.01(a) of the Purchase

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

     and Sale Agreement relating to any Receivable as to (in the case of a misrepresentation pursuant to Section 3.03) which payment has been made (or by virtue of the proviso contained in Section 2.09(a) is not required to be made) pursuant to Section 2.09(a) or (in the case of a misrepresentation pursuant to Section 5.01(a) of the Purchase and Sale Agreement) payment or credit in an amount equal to the Outstanding Balance of such Receivable has been made pursuant to Section 2.02 of the Purchase and Sale Agreement; or

          (d) there shall be a default or failure in the performance or observance of any covenant, agreement or provision set forth in Section 2.04, 2.05, 2.06, 2.09, 5.03, 5.05, 5.06, or 5.07 hereof or Section 2.02 of the Purchase and Sale Agreement; or

          (e) NSFC or NSC shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained in any of the Program Documents and such default or failure shall continue for ten Business Days after either (i) any officer of such Person becomes aware thereof or (ii) notice thereof is given to such Person by either Agent; or

          (f) a Servicer Termination Event; or

          (g) there shall be pending any litigation, investigation or proceeding against NSFC, the Servicer or NSC, which in the opinion of the Required Buyers is reasonably likely to materially adversely affect the collectibility of the Purchased Receivables or the ability of NSFC, the Servicer or NSC to perform its respective obligations under the Program Documents; or

          (h) there shall have occurred any event which materially adversely affects the collectibility of the Purchased Receivables; or

          (i) an Event of Bankruptcy shall occur with respect to NSFC or NSC or any other Material Subsidiary of NSC; or

          (j) the Loss to Liquidation Ratio shall exceed .75% on any Settlement Date; or

          (k) the Default Ratio shall exceed 7.5% on any Settlement Date or the average of the Default Ratios for any three consecutive Settlement Dates shall exceed 6.0%; or

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

          (l) the Dilution Ratio shall exceed 6.0% on any Settlement Date or the average of the Dilution Ratios for any three consecutive Settlement Dates shall exceed 4.5%; or

          (m) the Delinquency Ratio shall exceed 9.0% on any Settlement Date or the average of the Delinquency Ratios for any three consecutive Settlement Dates shall exceed 7.5%; or

          (n) NSFC shall be required to register as an "investment company" under the Investment Company Act of 1940, as amended; or

          (o) NSFC or NSC or any other Material Subsidiary of NSC shall fail to make any payment of principal or interest on any Debt when due, or any event or condition shall occur which enables, or which, with the giving of notice or the passage of time or both, would enable, the holder of any such Debt, or any Person acting on any such holder's behalf, to accelerate the maturity or require the prepayment of any such Debt, and, in the case of any such Person other than NSFC, such Debt, either singly or when aggregated with all other such Debt as to which any such Person or Persons shall have failed to make payment, or in respect of which such event or condition shall have occurred, exceeds $5,000,000; or

          (p) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA with respect to a Plan; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000; or

          (q) the stockholder's equity of NSFC is less than $36,000,000 (or, if 15% of the aggregate Outstanding

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

     Balance of the Purchased Receivables is greater, such greater amount); or

          (r) Collections on the Purchased Receivables during any five Business Day period shall be insufficient for the allocation of the accrued and unpaid Yield for such period pursuant to Section 2.05; or

          (s) NSC shall cease to own directly or indirectly 100% of the capital stock of NSFC; or

          (t) the Adjusted Buyers' Interest shall exceed 95% for more than two consecutive Business Days; or

          (u) on or before the 10th day of a Ratings Suspension Period, all of the Buyers elect to terminate their Commitments pursuant to the proviso in the definition of "Commitment".

          6.02.  Consequences of a Termination Event.

          (a) If a Termination Event shall occur and be continuing, Buyers having more than 50% of the Commitments may, by directing the Administrative Agent to deliver notice to such effect to NSFC and NSC, terminate the Commitments and may, whether or not the Commitments are terminated, instruct the Issuing Banks to timely give notice that outstanding Letters of Credit having automatic renewal provisions will not be renewed; provided that (i) in the case of an Event of Bankruptcy with respect to NSFC or NSC or in the case of a Termination Event under Section 6.01(n) or (ii) if a Termination Event occurs under Section 6.01(t) and such Termination Event under Section 6.01(t) is not both cured, such that Adjusted Buyers' Interest no longer exceeds 95%, and expressly waived in writing by the Required Buyers within 15 days of (and including) the Business Day on which Adjusted Buyers' Interest first exceeded 95%, the Commitments hereunder shall be automatically terminated without any action on the part of the Agents or the Buyers, and the Issuing Banks shall timely give notice that outstanding Letters of Credit having automatic renewal provisions will not be renewed.

          (b) If a Termination Event shall have occurred and be continuing, (i) the Collateral Agent shall be entitled to notify the Obligors of Purchased Receivables to make payments directly to the Collateral Agent of amounts due thereunder; (ii) the Collateral Agent (or its designee) shall be permitted to open and inspect mail received by NSFC or the Servicer or NSC which the Collateral Agent reasonably believes may relate to the Purchased Receivables, and to remove therefrom any and all Collections and correspondence

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

from Obligors in respect of Purchased Receivables (and NSFC shall cause NSC to agree to the foregoing); and (iii) the Collateral Agent may deliver the Transfer Letters to any of the Lockbox Banks or the Collection Account Bank and NSFC shall fully cooperate with the Collateral Agent so as to give effect to such Transfer Letters; provided that, notwithstanding the foregoing, Collections shall in any event be allocated in accordance with Sections 2.05 and 2.06.

          6.03. Servicing Transfer. The Required Buyers may, at any time, with or without cause, by directing the Administrative Agent to deliver notice to such effect to NSFC and the Servicer, terminate the services of the then Servicer under the Program Documents and transfer (a "Servicing Transfer") the servicing of the Purchased Receivables to the Collateral Agent or affiliated or unaffiliated contractors engaged by the Collateral Agent to act as Servicer.
The Collateral Agent agrees that if no other Servicer is engaged it will act as Servicer hereunder. Such Servicing Transfer shall be effective immediately if a Termination Event is then in existence but shall otherwise be effective 30 days after delivery of the notice thereof. Notwithstanding the Servicing Transfer, pending the commencement of the servicing of the Purchased Receivables by the successor Servicer, the terminated Servicer shall continue to be obligated to service the Receivables pursuant hereto. The terminated Servicer, after receiving a notice of a Servicing Transfer shall, at its expense, deliver to the Collateral Agent or the successor Servicer, as and when directed by the Collateral Agent, (i) a schedule of the Purchased Receivables indicating, as to each Purchased Receivable, information as to the related Obligor and the Outstanding Balance and (ii) all records relating to such Purchased Receivables.

                                  ARTICLE VII

                                   THE AGENT
                                   ---------

          7.01. Appointment and Authorization. Each Buyer irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to each Agent by the terms hereof, together with all such powers as are reasonably incidental thereto. Each Buyer hereby irrevocably grants each Agent or its designated agent, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, at any time and from time to time, to take in the name of such Buyer all actions with respect to any Purchased Receivable which such Agent may deem necessary or advisable to realize upon the Purchased Interest in any Receivable.

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

          7.02. Agent and Affiliates. Each of Morgan Guaranty and J.P. Morgan Delaware shall have the same rights and powers under this Agreement as any other Buyer and may exercise or refrain from exercising the same as though they were not the Agents, and each of Morgan Guaranty and J.P. Morgan Delaware and their respective affiliates may accept deposits from, lend money to, and generally engage in any kind of business with NSFC or any Affiliate of NSFC as if they were not Agents hereunder.

          7.03. Action by Agents. The respective obligations of the Agents hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agents shall not be required to take any action with respect to any Termination Event, except as expressly provided in Article VI.

          7.04. Consultation with Experts. The Agents may consult with legal counsel (who may be counsel for NSFC or any Affiliates thereof), independent public accountants and other experts selected by the Agents, and the Agents shall not be liable for any action taken or omitted to be taken by the Agents in good faith in accordance with the advice of such counsel, accountants or experts.

          7.05. Liability of Agents. Neither Agent nor any of its respective directors, officers, agents, affiliates or employees shall be liable for any action taken nor not taken by it in connection herewith (i) with the consent or at the request of the Required Buyers or (ii) in the absence of its own gross negligence or willful misconduct. Neither Agent nor any of its respective directors, officers, agents, affiliates or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with the Program Documents or any Purchase hereunder; (ii) the performance or observance of any of the covenants or agreements of NSFC or the Servicer or NSC; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of the Program Documents or any other instrument or writing furnished in connection therewith. Neither Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, telecopy or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

          7.06. Indemnification. Each Buyer shall, ratably in accordance with its Commitment, indemnify each Agent (to the extent not reimbursed by NSFC) against any cost, expense (including counsel fees and disbursements), claim, demand,

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

action, loss or liability (except such as result from such Agent's gross negligence or willful misconduct) that such Agent may suffer or incur in connection with the Program Documents or any action taken or omitted by such Agent thereunder.

          7.07. Purchase Decision. Each Buyer acknowledges that it has, independently and without reliance upon the Agents or any other Buyer, and based on such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement. Each Buyer also acknowledges that it will independently and without reliance upon the Agents or any other Buyer, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

          7.08. Successor Agent. Each Agent may resign at any time by giving written notice thereof to the Buyers, NSFC and the Servicer. Upon any such resignation, the Required Buyers shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Buyers, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Buyers, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as the Agent hereunder by a successor Agent (and not before), such successor Agent shall thereupon succeed to and become vested with all the rights and duties of such retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the retiring Agent's resignation hereunder, the provisions of this Article shall inure to the retiring Agent's benefit as to any actions taken or omitted to be taken by it while it was an Agent.

          7.09. Direction by Required Buyers. As to remedies hereunder with respect to the Receivables or the Purchase and Sale Agreement or other specific rights hereunder that the Collateral Agent has with respect to the Receivables or the Purchase and Sale Agreement, the Collateral Agent shall exercise such remedies and rights if and as requested by the Required Buyers; provided that it shall not be so required to act (x) if upon advice of counsel it concludes that any such action creates potential liability on its part or constitutes a violation of law or (y) it shall not be indemnified to its satisfaction by the Buyers in advance in respect of its costs and expenses in connection therewith.

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

                                  ARTICLE VIII

                                 MISCELLANEOUS
                                 -------------

          8.01. Expenses. NSFC shall pay, reimburse, indemnify and hold harmless

            (i) the Agents in respect of all reasonable internal or external costs and expenses of every type and nature (including, without limitation, the fees, expenses and disbursements of attorneys, auditors, accountants and agents) incurred by the Agents in connection with their investigation of NSFC and NSC and the negotiation, preparation and execution of the Program Documents and any amendments thereto or waivers thereof and the creation, perfection and protection of the Purchased Interest (including, without limitation, fees and expenses for lien searches, local counsel in various jurisdictions, filing and recording fees, taxes, duplication costs and corporate search fees);

           (ii) the Collateral Agent in respect of the cost of any audits, visits and inspections made pursuant to Section 5.02(d);

          (iii) the Agents and the Buyers in respect of any transfer taxes or stamp or documentary taxes or charges made by any governmental authority by reason of the execution and delivery of the Program Documents; and

          (iv) if an actual or alleged Termination Event or Potential Termination Event occurs, the Agents, the Buyers, the Issuing Banks and the Reserve L/C Bank in respect of all out-of-pocket expenses incurred by the Agents, the Buyers, the Issuing Banks and the Reserve L/C Bank, including fees and disbursements of counsel (including allocated costs of internal counsel) and the cost of any asset administration (A) in connection with such actual or alleged Termination Event or Potential Termination Event and collection and other enforcement proceedings resulting therefrom, (B) in connection with any restructuring of the arrangements provided under this Agreement in the nature of a "work-out" or in connection with any insolvency or bankruptcy proceeding with respect to NSFC, NSC or the Servicer, (C) in protecting, preserving, collecting, selling, taking possession of, or liquidating any of the Receivables, the Collections or the Related Security or (D) in connection with any Servicing Transfer.

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

          8.02.  Indemnity for Changes in Law; Taxes.

          (a) (i) If on or after the date hereof, the adoption of any law, rule or regulation, or any change in any law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by any Buyer or Issuing Bank or the Reserve L/C Bank with any request or directive (whether or not having the force of law) of any such governmental authority, central bank or comparable agency:

          (x) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any Fixed CD Rate Yield Accrual Period any such requirement included in the applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Rate Yield Accrual Period any such requirement included in the applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding with respect to any Fixed CD Rate Yield Accrual Period any such requirement reflected in the applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Buyer or Issuing Bank or the Reserve L/C Bank (or its booking office for this facility) or shall impose on any Buyer or Issuing Bank or the Reserve L/C Bank (or its booking office for this facility) or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Program Documents or Letters of Credit or the Reserve Letter of Credit, or payments of amounts thereunder or its obligation to advance funds or issue Letters of Credit under the Program Documents or to maintain or advance funds under Letters of Credit or the Reserve Letter of Credit or its funding of any Purchases; or

          (y) imposes upon any Buyer or Issuing Bank or the Reserve L/C Bank any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to the Program Documents or Letters of Credit or the Reserve Letter of Credit or payments of amounts thereunder or its obligation to advance funds or issue Letters of Credit under the Program Documents or to maintain or advance funds under Letters of Credit or the Reserve Letter of Credit or its funding of any Purchases;

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

and the result of any of the foregoing is to increase the cost or reduce the return to such Buyer or Issuing Bank or the Reserve L/C Bank (or its booking office for this facility) with respect to the Program Documents or payments of amounts thereunder or its obligation to advance funds thereunder or the funding of any Purchases thereunder, by an amount deemed by such Buyer or Issuing Bank or the Reserve L/C Bank to be material, then, within 15 days after demand by such Buyer or Issuing Bank or the Reserve L/C Bank (with a copy to the Administrative Agent), NSFC shall pay to such Buyer or Issuing Bank or the Reserve L/C Bank such additional amount or amounts as will compensate such Buyer or Issuing Bank or the Reserve L/C Bank for such increased cost or reduction.

          (ii) If any Buyer or Issuing Bank or the Reserve L/C Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Buyer or Issuing Bank or the Reserve L/C Bank (or its corporate parent) as a consequence of such Buyer's or Issuing Bank's or Reserve L/C Bank's obligations hereunder to a level below that which such Buyer or Issuing Bank or Reserve L/C Bank (or its corporate parent) could have achieved but for such adoption, change or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Buyer or Issuing Bank or the Reserve L/C Bank to be material, then from time to time, within 15 days after demand by such Buyer or Issuing Bank or the Reserve L/C Bank (with a copy to the Administrative Agent), NSFC shall pay to such Buyer or Issuing Bank or the Reserve L/C Bank such additional amount or amounts as will compensate such Buyer or Issuing Bank or Reserve L/C Bank (or its corporate parent) for such reduction.

          (iii) Each Buyer or Issuing Bank or the Reserve L/C Bank will promptly notify NSFC of any event of which it has knowledge, occurring after the date hereof, which will entitle it to compensation pursuant to this Section 8.02(a). A certificate of any Buyer or Issuing Bank or the Reserve L/C Bank claiming compensation under this Section 8.02(a) and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount,

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

such Buyer or Issuing Bank or the Reserve L/C Bank may use any reasonable averaging and attributing methods.

          (b) For purposes of this Section 8.02(b), the following terms have the following meanings:

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment to the Buyers, the Agents or the Issuing Banks or the Reserve L/C Bank pursuant to this Agreement, and all liabilities with respect thereto (including reasonable costs and expenses in defending against the same), excluding (i) in the case of each Buyer, Agent or Issuing Bank or the Reserve L/C Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Buyer, Agent or Issuing Bank or the Reserve L/C Bank (as the case may be) is organized or in which its principal executive office is located or, in the case of each Buyer or Issuing Bank or the Reserve L/C Bank, in which its booking office for this facility is located and (ii) in the case of each Buyer or Issuing Bank or the Reserve L/C Bank, any United States withholding tax imposed on such payments but only to the extent that such Buyer or Issuing Bank or the Reserve L/C Bank is subject to United States withholding tax at the time such Buyer or Issuing Bank or the Reserve L/C Bank first becomes a party to this Agreement.

          "Other Taxes" means any present or future stamp or documentary taxes and any excise, property, sales, gross receipts, general corporation, privilege or license taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement or the Program Documents and all liabilities with request thereto (including reasonable costs and expenses in defending against the same), whether arising by reason of the acts to be performed by NSFC hereunder or imposed against NSFC, another Affiliate of NSFC, the property involved or otherwise.

          (ii) Any and all payments to or for the account of any Buyer, Agent or Issuing Bank or the Reserve L/C Bank hereunder shall be made without deduction for any Taxes or Other Taxes; provided that, if it shall be required by law that any Taxes or Other Taxes be deducted from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.02(b)) such Buyer, Agent or Issuing

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

Bank or the Reserve L/C Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) NSFC shall cause such deductions to be made, (iii) NSFC shall cause the full amount deducted to be paid to the relevant taxation authority or other authority in accordance with applicable law and (iv) NSFC shall furnish to the Administrative Agent, the original or a certified copy of a receipt evidencing payment thereof.

          (iii) NSFC agrees to indemnify each Buyer, Agent and Issuing Bank and the Reserve L/C Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.02(b)) paid by such Buyer, Agent or Issuing Bank or the Reserve L/C Bank (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Buyer, Agent or Issuing Bank or the Reserve L/C Bank (as the case may be) makes demand therefor. Each Buyer, Agent and Issuing Bank or the Reserve L/C Bank agrees to give notice to NSFC of any Other Taxes asserted against it provided that the failure to give such notice shall not affect NSFC's obligations hereunder.

          (iv) Each Buyer or Issuing Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Buyer or Issuing Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Buyer or Issuing Bank in the case of each other Buyer or Issuing Bank, and from time to time thereafter if requested in writing by NSFC (but only so long as such Buyer or Issuing Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such NSFC is entitled to benefits under an income tax treaty to which the United States is a party which exempts the NSFC from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Buyer or Issuing Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

          (v) For any period with respect to which a Buyer or Issuing Bank has failed to provide NSFC with the appropriate form pursuant to Section 8.02(b)(iv) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form

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

originally was required to be provided), such Buyer or Issuing Bank shall not be entitled to indemnification under Section 8.02(b)(ii) or (iii) with respect to Taxes imposed by the United States; provided that if a Buyer or Issuing Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, NSFC shall take such steps as such Buyer or Issuing Bank shall reasonably request to assist such Buyer or Issuing Bank to recover such Taxes.

          8.03.  General Indemnity.

          NSFC agrees to indemnify, and hold harmless the Agents, the Issuing Banks, the Reserve L/C Bank and each Buyer and each of their respective directors, officers, affiliates, shareholders, employees, agents and each legal entity, if any, who controls any such Person (each, an "indemnitee") forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all reasonable attorneys' fees and expenses, expenses incurred by their respective credit recovery groups and expenses of settlement or litigation or preparation therefor) which any indemnitee may incur or which may be asserted against any indemnitee by any Person (including, without limitation, any Obligor) arising from or incurred in connection with:

           (i) any breach of a representation, warranty or covenant by NSFC or the Servicer made or deemed made in the Program Documents or in connection herewith (including any failure of information contained in a Daily Report or Monthly Report to be true and correct in all material respects),

          (ii) any action taken or, if NSFC or the Servicer is otherwise obligated to take action, failed to be taken, by NSFC or the Servicer, as the case may be, with respect to the Purchased Interest or any of their respective obligations under the Program Document, including, without limitation, NSFC's or the Servicer's failure to comply with any applicable law or regulation,

         (iii) any failure to vest and maintain vested in the Buyers the ownership interest in the Purchased Interest, free and clear of any Adverse Interest,

          (iv) any products liability claim arising out of or relating to the Receivables or the related Contracts,

           (v) any failure to pay when due any taxes required to be paid by NSFC, including without limitation any sales tax, excise tax or other similar tax or charge payable in connection with the Receivables and their creation or satisfaction, or

          (vi) any dispute, suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order (including any such suit, action, claim or proceeding alleging a violation of any Federal or state securities laws, on tort, on contract or otherwise), before any court, arbitral panel, or other tribunal which arises out of or relates to the Program Documents or the Letters of Credit or the use of the proceeds of the sale of the Purchased Interest pursuant hereto;

provided that in no event shall an indemnitee be entitled to indemnification hereunder for such indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

          8.04. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by NSFC and the Required Buyers (and, if the rights or duties of either Agent or the Servicer or any Issuing Bank or the Reserve L/C Bank are affected thereby, by such Person); provided that no such amendment or waiver shall, unless signed by each affected Buyer, (i) increase the Commitment of such Buyer or subject such Buyer to any additional obligation, (ii) reduce the Aggregate Net Investment or the Yield Rate applicable to any Tranche or any Fees, or change, directly or indirectly, the definition of Buyers' Interest or Transferor's Interest or the allocation between the Buyers' Interest and the Transferor's Interest set forth in Sections 2.05 and 2.06 or otherwise change the allocations and priorities set forth in Sections 2.05 and 2.06, (iii) extend the Expiry Date or (iv) change the percentage of the Commitments which shall be required for the Buyers to take any action under this Section or any other provision of this Agreement.

          8.05. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Agents, the Buyers, the Issuing Banks or the Reserve L/C Bank in exercising any right, power or privilege under the Program Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or

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

privilege. The rights and remedies of the Agents, the Buyers, the Issuing Banks and the Reserve L/C Bank under the Program Documents are cumulative and not exclusive of any rights or remedies which the Agents, the Buyers, the Issuing Banks and the Reserve L/C Bank would otherwise have.

          8.06. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at such address or telex number set forth on the signatures pages hereto or, with respect to any Buyer, any Issuing Bank or the Reserve L/C Bank, on its Administrative Questionnaire, or as such party may otherwise specify for the purpose by notice to NSFC and the Agents. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agents or the Issuing Banks under Article II or Article VI shall not be effective until received.

          8.07. Sharing of Set-Offs. Each Buyer agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a portion of the Aggregate Net Investment, Yield or Commitment or Letter of Credit Participation Fees which is greater than the proportion received by any other Buyer in respect of the Aggregate Net Investment, Yield or Commitment or Letter of Credit Participation Fees, the Buyer receiving such proportionately greater payment shall purchase such participations in the Purchased Interest held by, and Commitment or Letter of Credit Participation Fees owing to, the other Buyers, and such other adjustments shall be made, as may be required so that all such payments shall be shared by all of the Buyers pro rata; provided that nothing in this Section shall impair the right of any Buyer to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of other liabilities of NSFC to it. NSFC agrees, to the fullest extent it may effectively do so under law, that any holder of a participation in the Purchased Interest, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off and counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a Buyer hereunder.

          8.08.  Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that NSFC may not assign or otherwise transfer any of its rights under this Agreement.

          (b) No assignee or participant of any Buyer's rights shall be entitled to receive any greater payment under Section 8.02 hereof than such Buyer would have been entitled to receive with respect to the rights transferred, unless such assignment or participation is made with NSFC's prior written consent, or at a time when the circumstances giving rise to such greater payment did not exist.

          (c) (i) Any Buyer may assign to any bank or financial institution any part of its rights and obligations hereunder, and the assignee shall assume such rights and obligations pursuant to an instrument in writing; provided that (i) the amount of the Commitment assigned is not less than $5,000,000 and (ii) the consent of NSFC and of the Issuing Banks to such assignment shall be required. Upon execution and delivery of such instrument and payment by such assignee to such transferor Buyer of an amount equal to the purchase price agreed between such transferor Buyer and such assignee, such assignee shall be a Buyer party to this Agreement and shall have all the rights and obligations of a Buyer with a Commitment as set forth in such instrument of assumption, and the transferor Buyer shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Buyer's Certificate is issued to the assignee. In connection with any such assignment, the transferor Buyer shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,000. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which amounts are payable hereunder for its account, deliver to NSFC and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.02.

          (ii) Any Buyer may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank. No such assignment shall release the assignor Buyer from its obligations hereunder.

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

          (d) Any Buyer may sell participations in any portion of its rights and obligations hereunder. In the event of any such sale by a Buyer of a participating interest, such Buyer's obligations under this Agreement shall remain unchanged, such Buyer shall remain solely responsible for the performance thereof, and NSFC and the Administrative Agent shall continue to deal solely and directly with such Buyer in connection with such Buyer's rights and obligations under this Agreement. Subject to the provisions of subsection (b) above, each Buyer shall be entitled to obtain (on behalf of its participants) the benefits of Section 8.02 with respect to all participations in the rights and obligations of the Buyer hereunder. In no event shall a Buyer that sells a participation hereunder agree with the purchaser of such participation to take or refrain from taking any action hereunder or under any of the other Program Documents, except that such Buyer may agree with the purchaser of a participation that it will not, without the consent of such purchaser, agree to any amendment or waiver which, as to the interest of such purchaser, would (i) reduce the Aggregate Net Investment or Yield Rate applicable to a Tranche or any Fees in which such purchaser has an interest or change, directly or indirectly, the definition of Buyers' Interest and Transferor's Interest or the allocation between the Buyers' Interest and the Transferor's Interest set forth in Sections 2.05 and 2.06 or otherwise change the allocations and priorities set forth in Sections 2.05 and 2.06, or (ii) extend the Expiry Date.

          8.09. Financial Accommodation. The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to NSFC within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. (S) 362(e)(2)(B))(or any amended or successor provision thereof or any amended or successor code).

          8.10. No Bankruptcy Petition Against NSFC. Each Agent, Buyer and Issuing Bank and the Reserve L/C Bank hereby covenants and agrees with each other (and not for the benefit of NSFC) that, prior to the date which is one year and one day after the Final Payment Date, unless the Required Buyers otherwise agree, it will not institute against, or join any other Person in instituting against, NSFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any State of the United States.

          8.11. Termination. This Agreement shall terminate on the Final Payment Date; provided that the provisions of Sections 7.06, 8.01, 8.02, 8.03,
8.09 and 8.10 shall survive termination of this Agreement.

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

          8.12. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

          8.13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of NSFC and the Servicer hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of NSFC and the Servicer waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          8.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          8.15. Prior Understandings. This Agreement and the other Program Documents set forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.

          8.16. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          8.17. Termination of Existing Credit Facilities. Each party hereto agrees that effective as of the Closing Date the Existing Credit Facilities shall terminate (and hereby waive any requirement of separate notice of such termination); provided that expense and indemnity provision (but not letter of credit reimbursement obligations) contained in the Existing Credit Facilities shall survive in respect of periods prior to the Closing Date; provided further that the reimbursement agreement in respect of the $15,449,863 letter of credit issued by the Long-Term Credit

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

Bank of Japan, Ltd. to Pittsburgh National Bank shall survive in respect of such letter of credit. The Banks party hereto expressly instruct Morgan Guaranty to take all actions necessary to release the security interests under the Existing Credit Facilities effective as of the Closing Date.

     SECTION 8.18. Limitation of Liability. Notwithstanding anything herein to the contrary, NSFC's obligation with respect to all amounts payable hereunder (including without limitation any obligation to reimburse the Reserve L/C Bank in respect of drawings under the Reserve Letter of Credit) which are not payable pursuant to the Buyer's Certificates shall be nonrecourse except as to (i) amounts payable with respect thereto as expressly provided in Sections 2.05 and
2.06 and (ii) amounts payable to NSFC under Sections 2.05(b) and (c)(B) and 2.06(b) and shall not constitute a claim against NSFC to the extent that amounts payable with respect thereto as expressly provided in Sections 2.05(b) and
(c)(B) and 2.06(b) and amounts payable to NSFC under such Sections are insufficient.

     SECTION 8.19. Notices to Standard & Poor's. Notices of all amendments to the Program Documents shall be provided by NSFC to S&P.

          IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.


                                              NATIONAL STEEL FUNDING CORPORATION



                                              By:___________________________
                                                 Name:  James L. Wainscott
                                                 Title:  Treasurer

                                                 4100 Edison Lakes Parkway
                                                 Suite 333A
                                                 Mishawaka, Indiana 46545

                                                 Telephone: (219) 271-7931
                                                 Fax: (219) 273-7477
                                                 Attention: Glenn Pulianas



                                              NATIONAL STEEL CORPORATION,
                                                as Servicer



                                              By:___________________________
                                                 Name: James L. Wainscott
                                                 Title: Treasurer and Assistant
                                                         Secretary

                                                 4100 Edison Lakes Parkway
                                                 Mishawaka, Indiana  46545

                                                 Telephone:(219) 273-7415
                                                 Fax: (219) 273-7478
                                                 Attention: James L. Wainscott

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

                                            MORGAN GUARANTY TRUST COMPANY
                                               OF NEW YORK, as Administrative
                                               Agent


                                            By:___________________________
                                               Name: Laura Reim
                                               Title: Vice President

                                               60 Wall Street
                                               New York, New York  10260

                                               Telephone: (212) 648-6793
                                               Fax: (212) 648-5336
                                               Attention: Laura Reim



                                            J.P. MORGAN DELAWARE, as Structuring
                                              and Collateral Agent and Reserve
                                              Letter of Credit Issuing Bank



                                            By:___________________________
                                               Name: Robert J. Henchey
                                               Title: Vice President

                                               902 Market Street
                                               Wilmington, Delaware 19801

                                               Telephone: (302) 651-2402
                                               Fax: (302) 652-7416
                                               Attention: Robert J. Henchey



                                            MORGAN GUARANTY TRUST COMPANY
                                              OF NEW YORK, as Letter of
                                              Credit Issuing Bank



                                            By:___________________________
                                               Name:
                                               Title:

                                            THE FUJI BANK AND TRUST COMPANY, as
                                              Letter of Credit Issuing Bank



                                            By:___________________________
                                               Name:
                                               Title:


                                            THE MITSUBISHI BANK, LTD., as Letter
                                               of Credit Issuing Bank


                                            By:___________________________
                                               Name:
                                               Title:


                                            COMERICA BANK, as Letter of
                                              Credit Issuing Bank


                                            By:___________________________
                                               Name:
                                               Title:

                                      86